Exhibit 99.1
EXECUTION COPY
CREDIT AGREEMENT
dated as of January 28, 2010
among
MADISON SQUARE GARDEN, L.P.,
as the Company,
CERTAIN SUBSIDIARIES OF THE COMPANY,
as Guarantors,
THE LENDERS PARTY HERETO,
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent and L/C Issuer,
J.P. MORGAN SECURITIES INC.,
as Sole Lead Arranger,
J.P. MORGAN SECURITIES INC., BARCLAYS CAPITAL, SUNTRUST ROBINSON
HUMPHREY, INC. and BANC OF AMERICA SECURITIES, LLC,
as Book Runners,
and
BARCLAYS CAPITAL and SUNTRUST ROBINSON HUMPHREY, INC.
as Co-Syndication Agents,
and
BARCLAYS BANK PLC and SUNTRUST ROBINSON HUMPHREY, INC.
as Co-Documentation Agents

Schedule 1.01(a)	Guarantors
Schedule 1.01(b)	Excluded Assets
Schedule 1.01(c)	Affiliation Agreements
Schedule 1.01(d)	Sports Telecast Rights Agreements
Schedule 1.01(e)	Spin Agreements
Schedule 2.01	Commitments and Applicable Percentages
Schedule 2.03	Existing Letters of Credit
Schedule 5.01(k)	League Approvals

v

Schedule 6.02(i)	Restricted Subsidiaries
Schedule 6.02(ii)	Unrestricted Subsidiaries
Schedule 6.02(iii)	Excluded Subsidiaries
Schedule 6.03	Required Consents, League and Regulatory Approvals
Schedule 6.05	Existing Litigation
Schedule 6.14	Collective Bargaining Agreements
Schedule 6.15	Existing Investments
Schedule 7.14	Existing Indebtedness
Schedule 7.15	Existing Guarantees
Schedule 7.16	Existing Liens
Schedule 7.20	Transactions with Affiliates
Schedule 7.26	Burdensome Agreements
Schedule 10.02	Administrative Agent's Office, Certain Addresses for Notices

EXHIBIT A	Form of Committed Loan Notice
EXHIBIT B-1	Form of Revolving Credit Note
EXHIBIT B-2	Form of Incremental Note
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D-1	Form of Certificate as to Quarterly Financial Statements
EXHIBIT D-2	Form of Certificate as to Annual Financial Statements
EXHIBIT E	Form of Opinion of Counsel for the Company and the Restricted Subsidiaries
EXHIBIT F-1	Form of Opinion of Special New York Counsel to the Loan Parties
EXHIBIT F-2	Form of Opinion of Special Delaware Counsel to the Loan Parties
EXHIBIT G	Form of Assignment and Assumption Agreement
EXHIBIT H	Form of Incremental Supplement
EXHIBIT I	Master Subordinated Intercompany Note
EXHIBIT J	NBA Consent Letter
EXHIBIT K	NHL Consent Letter

CREDIT AGREEMENT
          This CREDIT AGREEMENT (this “Credit Agreement”) is entered into as of January 28, 2010, among MADISON SQUARE GARDEN, L.P., a Delaware limited partnership (the “Company”), the Restricted Subsidiaries identified herein, the banks which are parties hereto, together with their respective successors and assigns, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent and L/C Issuer.
          WHEREAS, the Company and the Restricted Subsidiaries are engaged in the ownership and operation of sports franchises (including the New York Knicks and the New York Rangers), the creation, production, promotion, performance, distribution and presentation of a variety of live productions and production and content development for multiple media distribution platforms; and
          WHEREAS, the Company and the Restricted Subsidiaries have requested that the Lenders provide a senior secured revolving credit facility for the purposes set forth in Section 7.09, and the Lenders are willing to do so on the terms and conditions set forth herein, and each of the Guarantors expects to derive benefit, directly or indirectly, from such extensions of credit.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
               Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings:
          “Adjusted Operating Cash Flow” means for any period, the following for the Company and the Restricted Subsidiaries (and, where applicable, the Parent) for such period, each component determined on a consolidated basis in accordance with GAAP: (i) aggregate revenues, net minus (ii) aggregate operating expenses (including technical and selling, general administrative), such expenses to exclude depreciation and amortization and charges and credits relating to employee and director stock plans and restructuring charges and credits, and in each case without duplication to exclude expenses allocated to Affiliates that are not Restricted Subsidiaries; provided, however, that for purposes of determining Adjusted Operating Cash Flow for any period (A) there shall be included any dividends and distributions to the extent paid in cash by an Unrestricted Subsidiary to the Company or any Restricted Subsidiary to the extent such dividend or distribution relates to net income earned or cash realized from operating activities by such Unrestricted Subsidiary in the immediately preceding 12 month period, (B) there shall be excluded all management fees paid by any Unrestricted Subsidiary to the Company or any Restricted Subsidiary during such period other than any such amounts settled in cash to the extent not in excess of 5% of Adjusted Operating Cash Flow as determined without including any such fees and (C) Adjusted Operating Cash Flow for such period shall be increased or reduced, as the case may be, by the Adjusted Operating Cash Flow of assets or businesses acquired or disposed of (provided that in each case it has an impact on Adjusted Operating Cash Flow of at least $500,000) (including by means of any re-designation of any subsidiary) by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Administrative Agent (it being agreed that it shall be satisfactory to the Administrative Agent that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered or deemed delivered pursuant to Section 7.01 hereof rather than as applied in the financial statements of the company whose assets were acquired and may include, in the Company’s discretion, a reasonable estimate of savings under existing contracts resulting from any such acquisitions), as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period. For purposes of this definition, operating revenues and operating expenses may exclude the following, provided that all exclusions for cash items (whether representing a cash item in the period in question or in a future period) shall be limited to an aggregate of $15,000,000 per year and $25,000,000 during the entire term of the Revolving Facility (the “Cash Basket Amount”): (1) provisions for severance obligations; (2) losses resulting from any write-off or write-down of Investments by the Company or any of its Restricted Subsidiaries; (3) costs, net of insurance and including luxury tax if applicable, resulting from player injuries, player, general manager, coach or other Team personnel write-offs or the effect of the loss of any currently held real estate tax exemptions; (4) amortization of production and development costs associated with shows or other content or the costs resulting from the cancellation of shows or other content or abandonment of shows or other content under development; (5) losses resulting from currency fluctuations and any unrealized losses from hedging transactions; (6) other non-recurring, non-cash items in excess of $1,000,000; and (7) changes to US GAAP that would cause a covenant default (provided that the Company shall provide reconciliations to demonstrate compliance under previous US GAAP and the parties shall agree to negotiate in good faith to amend covenants accordingly). In the case of clauses (1) through (3) above, if the expense is required to be recognized in one period but paid in subsequent periods, such exclusion shall apply only to such initial period and such expense shall be considered an expense for purposes of clause (ii) of this definition when paid to the extent such cash amounts are in excess of the Cash Basket Amount. In the event of any suspension of carriage by any party to an Affiliation Agreement during renewal negotiations of such Affiliation Agreement or expiration or termination of or disputes under such Affiliation Agreements, the Adjusted Operating Cash Flow calculation, for purposes of complying with the Financial Covenants (but not for any other purpose), may be adjusted (the “Carriage Suspension Adjustment”) to add back the Adjusted Operating Cash Flow attributable to the affected Affiliation Agreement from the corresponding period one year prior to each period during which such suspension of carriage continues, but in any event not to exceed three months, provided that the Carriage Suspension Adjustment shall be limited only to the Adjusted Operating Cash Flow attributable to one Affiliation Agreement during any period.
          “Administrative Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity.
          “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that for purposes of this definition, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and provided further that no individual shall be an Affiliate of a corporation or partnership solely by reason of his or her being an officer, director or partner of such entity, except in the case of a partner if his or her interests in such partnership shall qualify him or her as an Affiliate.
          “Affiliation Agreements” means the agreements listed on Schedule 1.01(c) and all other existing and future agreements of the Company or any Restricted Subsidiary for the distribution of the Program Services by multichannel video television programming distributors (e.g., Comcast, Time Warner, DirecTV, EchoStar, Cablevision, Verizon).
          “Agent Parties” has the meaning set forth Section 10.02(c).
          “Aggregate Commitments” means the Commitments of all the Lenders.
          “Applicable Percentage” means (a) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time and (b) in respect of the Incremental Facility, if any, with respect to any Incremental Lender at any time, the percentage (carried out to the ninth decimal place) of the Incremental Facility represented by such Incremental Lender’s Incremental Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of any Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 (or, in the case of any Incremental Lender, on Schedule I to the Incremental Supplement, if any) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
          “Applicable Rate” means (a) in respect of the Revolving Credit Facility, 2.50% per annum for Base Rate Loans and 3.50% per annum for Eurodollar Rate Loans, (b) in respect of the Swing Line Sublimit, 2.50% per annum, and (c) in respect of any Incremental Facility, the percentages per annum for Base Rate Loans and for Eurodollar Rate Loans that are agreed by the Company and the applicable Incremental Lenders and specified in the Incremental Supplement.
          “Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
          “Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility or the Incremental Facility, if any, a Lender that has a Commitment with respect to such Facility or holds a Revolving Credit Loan or an Incremental Loan, if either, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) any L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders, and (c) with respect to the Swing Line Sublimit, (i) any Swing Line Lender and (ii) if any other Revolving Credit Lender shall have made Swing Line Loans pursuant to Section 2.04 that are outstanding at such time, each such other Revolving Credit Lender.
          “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          “Arena Property” means all or any portion of the Real Property commonly known as “Madison Square Garden” and all rights benefiting such Real Property, specifically including (without intending to limit the generality of the foregoing) the following, whether now or hereafter existing (except to the extent that any of the following or the foregoing constitutes personal property relating primarily to, pertaining primarily to, used primarily in, or necessary for, the Network Business including, without limitation, the Related Documents): (1) the land, including tax lot #9001, block #781 (the “Land”); (2) all buildings, structures and other improvements erected or located on the Land (collectively, the “Improvements”); (3) all easements, rights-of-way or use, air rights and development rights, and other estates, right, title, interest, privileges and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to or benefiting the Land or the Improvements, including all licenses and other rights of ingress and egress to areas along Seventh Avenue between 31st and 33rd Streets, the Seventh Avenue Plaza area (including the area to the West of Two Penn Plaza), the stairs and escalators to the taxiway area, and the curbs and sidewalks servicing such areas (collectively, the "Other Interests”); (4) fixtures located in or upon the Land, Improvements or Other Interests; (5) all leases, subleases, licenses, concessions or other agreements with respect to all or any portion of the Land, Improvements or Other Interests, and all other rights, powers, privileges, options and benefits thereunder; (6) all agreements, contracts, certificates, permits, approvals, guaranties, supporting obligations, warranties, instruments, plans, specifications and other records and documents with respect to all or any part of the Land, Improvements or Other Interests, and all rights, powers, privileges, options and benefits thereunder; (7) all rights to appear in and defend, and to commence, any action or proceeding with respect to all or any portion of the Land, Improvements or Other Interests; (8) all right, title and interest in or to (i) insurance proceeds, (ii) all awards with by reason of any condemnation, eminent domain or other taking (or any disposition made in lieu thereof) of all or any portion of the Land, Improvements or Other Interests (in the case of such Other Interests, excluding any personal property not constituting (x) licenses or (y) rights of ingress or egress), or (iii) any causes of action, awards, damages, claims, payments, proceeds and other compensation, rights, benefits, and advantages on account of any other event with respect to all or any portion of the Land, Improvements or Other Interests (in the case of such Other Interests, excluding any personal property not constituting (x) licenses or (y) rights of ingress or egress); and (9) all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, credits, waivers and payments, whether in cash or in kind, due or payable by any governmental or quasi-governmental entity or any insurance or utility company relating to or arising out of the Land, Improvements or Other Interests, or in connection with any taxes, assessments, charges or levies with respect to the Land, Improvements or Other Interests.
          “Arena Venue” means the live entertainment and sports venue currently known as the Madison Square Garden Arena, that currently seats approximately 21,000 people and is currently located on Arena Property.
          “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.
          “Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

          “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate,” and (c) one-month floating Eurodollar Rate plus 1%. The “prime rate” is a rate set by the Administrative Agent based upon various factors including JPMorgan’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMorgan shall take effect at the opening of business on the day specified in the public announcement of such change.
          “Base Rate Loan” means a Revolving Credit Loan or an Incremental Loan that bears interest based on the Base Rate.
          “Booking Agreement” means a written booking agreement, which shall be pledged as Collateral, between the Company or a Guarantor and the owner of the Arena Venue pursuant to which the Company or a Guarantor will be granted the priority right to book entertainment events in the Arena Venue on arm’s length terms, and which agreement shall have a term that expires no earlier than 180 days after the Maturity Date of the Revolving Credit Facility.
          “Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or an Incremental Borrowing, if any, as the context may require.
          “Business” has the meaning specified in Section 7.19.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
          “Cablevision Affiliation Agreement” means the agreement dated as of December 31, 2009 between the Company and CSC Holdings, Inc. with respect to the carriage of the Program Services known as MSG/MSG Plus in substantially the form attached as Exhibit 10.12 to the Form 10, as amended or modified from time to time in accordance with Section 7.21.
          “Capitalized Lease Obligations” shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).
          “Carriage Suspension Adjustment” has the meaning specified in the definition of “Adjusted Operating Cash Flow.”
          “Cash Basket Amount” has the meaning specified in the definition of “Adjusted Operating Cash Flow.”
          “Cash Collateral” has the meaning specified in Section 2.03(g).
          “Cash Collateralize” has the meaning specified in Section 2.03(g).

          “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):
     (a) Marketable, direct obligations of the United States of America maturing within 397 days of the date of purchase;
     (b) commercial paper outstanding at any time issued by any Person organized under the laws of any state of the United States of America, which Person shall have a consolidated net worth of at least $250,000,000 and shall conduct a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated “P-1” or better by Moody’s or “A-1” or better by S&P;
     (c) fully collateralized repurchase agreements in such amounts and with such financial institutions having a rating of “Baa” or better from Moody’s, or a rating of “A-” or better from S&P, as the Company may select from time to time;
     (d) certificates of deposit, banker’s acceptances and time deposits maturing within 397 days after the date of purchase, which are issued by any Lender or by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100,000,000, and having a rating of “Baa” or better from Moody’s or a rating of “A-” or better from S&P; and
     (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act, (ii) are rated “AAA” by S&P and “Aaa” by Moody’s and (iii) have portfolio assets of at least $3,000,000,000.
          “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
          “Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.
          “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
          “Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
          “Change of Control” means an event or series of events by which:
     (a) Dolan Family Interests shall cease at any time to have beneficial ownership (within the meaning of Rule 13d-3 (as in effect on the Closing Date) promulgated under the Securities and Exchange Act of 1934, as amended) of shares of the capital stock of Parent, or, prior to the Spin Transaction, of CVC, having sufficient votes to elect (or otherwise designate) at such time a majority of the members of the Board of Directors of Parent or, prior to the Spin Transaction, of CVC, or

     (b) Parent, or, prior to the Spin Transaction, CVC, shall cease to own (free and clear of all Liens) directly or indirectly 100% of the equity interests of the Company, or any Person (other than Parent, or, prior to the Spin Transaction, CVC, or a wholly-owned Subsidiary of Parent, or, prior to the Spin Transaction, of CVC) shall obtain the legal or contractual right to own, or to cause the transfer of the ownership of, any of the equity interests of the Company, without regard to any required approval of any other Person;
provided, however that, the Spin Transaction shall not be considered a Change of Control for the purposes of this Credit Agreement.
          “Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 10.01.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties and for the avoidance of doubt, shall exclude all Excluded Assets.
          “Collateral Agent” shall mean JPMorgan in its capacity as collateral agent for the Lenders under the Security Agreement and its successors in such capacity.
          “Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, and each of the collateral assignments, Security Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
          “Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
          “Commitment” means a Revolving Credit Commitment or an Incremental Commitment, if any, as the context may require.
          “Commitment Fee” shall have the meaning given to such term in Section 2.09(a) hereof.
          “Company” shall have the meaning given to such term in the preamble to this Credit Agreement.
          “Company Materials” has the meaning specified in Section 7.01.
          “Compliance Certificate” shall mean a certificate of a senior financial executive of the Company in substantially the form of Exhibit C hereto.
          “Consolidated Net Indebtedness” means, as of any date of determination, an amount equal to (a) the aggregate amount, without duplication, of all Indebtedness of the Company, any Guarantor and any Restricted Subsidiary that would be reflected as debt on a consolidated balance sheet of the Company prepared in accordance with GAAP minus (b) the amount of cash and Cash Equivalents in the Pledged Accounts not to exceed 33% of Adjusted Operating Cash Flow for the most recently completed four fiscal quarter period for which financial statements were required to have been delivered pursuant to Section 7.01.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Core Excluded Asset” means each of the New York Knicks, the New York Rangers and the Arena Venue.
          “Credit Agreement” has the meaning given to such term in the preamble to this Credit Agreement.
          “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
          “CVC” means Cablevision Systems Corporation, a Delaware corporation.
          “Debt Instruments” shall mean, collectively, the respective notes and debentures evidencing, and indentures and other agreements governing, any Indebtedness.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
          “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
          “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (c) has become the subject of a bankruptcy, receivership or insolvency proceeding.
          “Deposit Account Control Agreement” means an agreement, substantially in the form attached as Exhibit E to the Security Agreement or otherwise reasonably satisfactory to the Administrative Agent, among a Loan Party, a depository institution holding the funds of such Loan Party, and the Administrative Agent with respect to collection and control of the deposits and balances held in a deposit account maintained by such Loan Party.
          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Collateral (for purposes of Section 7.24, including (x) Related Documents and (y) agreements under which the Company or any Restricted Subsidiary has rights to content or rights to obtain content for distribution as part of the Program Services, in each case under clauses (x) and (y) that are not Collateral solely as a result of the application of clause (vi) of the definition of Excluded Assets whether in this Agreement or through an equivalent provision in any other Loan Document) or Core Excluded Asset by the Company or any Restricted Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith provided that the term Disposition specifically excludes (i) dispositions of property, whether now owned or hereafter acquired, that is obsolete, worn out, damaged, surplus or otherwise no longer used or useful in the ordinary course of business, (ii) dispositions of inventory (including advertising, sponsorship, tickets, air time, signage and similar items) in the ordinary course of business; (iii) dispositions of Cash Equivalents in the ordinary course of business, (iv) other than in the case of Core Excluded Assets, dispositions of property by any Subsidiary to the Company or to a Restricted Subsidiary; provided that in the case of this clause (iv) if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party; (v) sales or other dispositions without recourse and in the ordinary course of business of overdue accounts receivable of financially troubled debtors in connection with the compromise or collection thereof; (vi) the licensing or sublicensing of intellectual property rights and other transfers of copyrighted material in the ordinary course of business; (vii) the settlement of tort or other litigation claims in the ordinary course of business or determined by the Board of Directors or similar governing entity to be fair and reasonable in light of the circumstances; (viii) leases of space for food, beverage and merchandising concessions in the ordinary course of business; (ix) Tax Incentive Transfers; and (x) charitable contributions in amounts that in the aggregate are not material to the Company and its Restricted Subsidiaries taken as a whole.
          “Disposition Requirements” means, in the case of a Disposition of any Core Excluded Asset (including to any Subsidiary of the Company) or the designation of any Subsidiary that owns a Core Excluded Asset as an Unrestricted Subsidiary (a) other than in the case of a Disposition to a Loan Party or a Tax Incentive Transfer, (i) that the sale proceeds shall be applied in accordance with Section 2.05(b), and (ii) that the Company shall be in pro forma compliance with the Financial Covenants before and after giving effect to such Disposition, (b) other than in the case of a Tax Incentive Transfer, that the Company shall have entered into (i) in the case of the New York Knicks or the New York Rangers, one or more Transfer Rights Agreements and (ii) in the case of the Arena Venue, a Booking Agreement, and (c) other than in the case of a Tax Incentive Transfer, in the case of a transfer of all or any portion of the Arena Property to an Unrestricted Subsidiary, that such transfer is made in contemplation of a financing for which the Company has entered into a binding agreement within six months after such transfer and such financing is consummated within six months of signing such binding agreement (and if not so consummated such Arena Property is transferred back to the Company).
          “Dolan” shall mean Charles F. Dolan.
          “Dolan Family Interests” shall mean (i) any Dolan Family Member, (ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, trustee, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually and (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing.
          “Dolan Family Members” shall mean Dolan, his spouse, his descendants and any spouse of any of such descendants.
          “Dollars” and “$” shall mean lawful money of the United States of America.
          “Eligible Assignee” has the meaning specified in Section 10.06(b)(iii)(A); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.
          “Enterprises Entities” shall mean any one or more of NHL Enterprises, Inc., NHL Enterprises, L.P., NHL Enterprises Canada, Inc., National Hockey League Enterprises Canada, Inc., NHL Enterprises Canada, L.P., NHL Enterprises B.V., any entity that may be formed by any such entity, the NHL, the member clubs of the NHL, or any of their respective affiliates.
          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
          “ERISA Affiliate” shall mean, when used with respect to a Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.

          “Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by JPMorgan and with a term equivalent to such Interest Period would be offered by JPMorgan’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
          “Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate=	Eurodollar Base Rate

1.00-Eurodollar Reserve Percentage
          “Eurodollar Rate Loan” means a Revolving Credit Loan or an Incremental Loan, if any, that bears interest at a rate based on the Eurodollar Rate.
          “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
          “Event of Default” shall mean any of the events described in Article VIII hereof.
          “Event of Loss” means, with respect to any property of the Company or a Restricted Subsidiary, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a material portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 180 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.
          “Excluded Asset” shall mean any and all of the following: (i) those assets set forth on Schedule 1.01(b), (ii) intellectual property that is necessary to or utilized in connection with an Excluded Asset as defined under clause (i), (iii), (iv) or (viii) of this definition, (iii) interests in the Teams and the Team Assets, (iv) Leases to the extent that such Leases require the consent of the lessor or any third party for the granting of a security interest therein, (v) motor vehicles and other assets subject to certificates of title, (vi) assets consisting of contract rights pursuant to contracts containing enforceable restrictions on the granting of security interests therein except to the extent such restrictions are rendered ineffective under Section 9-406, 9-407 or 9-408 of the UCC or other applicable law, (vii) voting stock of or other equity interests (A) in excess of 65% of the voting stock or other equity interests held by the Company or Guarantors in first tier non-US subsidiaries or (B) in non-wholly owned subsidiaries if the pledge of such stock or equity interest is prohibited by agreement, organizational documents or applicable law or regulation (C) in Unrestricted Subsidiaries or (D) in Excluded Subsidiaries, (viii) Real Property (other than proceeds of the Arena Venue until such time as such proceeds have been released pursuant to Section 9.10 or reinvested pursuant to Section 2.05(b) so long as in the event of a Disposition of the Arena Venue, the Disposition Requirements have been satisfied), or (ix) those assets as to which the Administrative Agent and the Company agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby.
          “Excluded Indebtedness” shall have the meaning given to such term in Section 8.01(e) hereto.
          “Excluded Knicks Non-Pledged Accounts” means one or more segregated bank accounts into which the Company shall deposit or cause to be deposited the Receipts attributable to (1) sales (other than through ticketing vendors or the box office) of tickets to New York Knicks pre-season, regular season and post-season home games and any license fees related thereto, (2) the New York Knicks share of all distributions and shared revenues from the National Basketball Association and any National Basketball Association affiliated entities, and (3) all amounts allocable to the New York Knicks as fees from the Network Business for local radio, television and other visual or audio media rights, with such allocation to be determined for this purpose in a manner consistent with the methodology used by the Company in creating its existing five-year plan (as may be reasonably adjusted to reflect material events e.g. a work stoppage, consistent with past practice).
          “Excluded Non-Pledged Accounts” shall mean (x) deposit or securities accounts maintained solely as tax accounts, payroll accounts, escrow accounts, trust accounts, petty cash accounts or flexible spending benefit accounts, the Excluded Rangers Accounts, the Excluded Knicks Non-Pledged Accounts, any other account that holds solely Team Assets and special purpose accounts required by League Rules or otherwise requested by any League with respect to funds belonging to any League or a Team or otherwise required or requested by any Governmental Authority, and (y) other deposit or securities accounts so long as they contain less than $1,000,000 individually and $5,000,000 in the aggregate at any time.
          “Excluded Rangers Non-Pledged Accounts” means one or more segregated bank accounts into which the Company shall deposit or cause to be deposited all Receipts attributable to (1) group sales and sales of full or partial season ticket plans and any license fees relating thereto to subscribers to New York Rangers pre-season, regular season and post-season home games, (2) the New York Rangers share of all distributions and shared revenues from the National Hockey League and any Enterprise Entities, and (3) all amounts allocable to the New York Rangers as fees from the Network Business for local radio, television and other visual or audio media rights, with such allocation to be determined for this purpose in a manner consistent with the methodology used by the Company in creating the five-year plan furnished to the National Hockey League in connection herewith (as may be reasonably adjusted to reflect material events e.g. a work stoppage, consistent with past practice).
          “Excluded Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary and is not a Guarantor.

          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Company is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.12), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 3.01(a).
          “Existing Indebtedness” means Indebtedness of each Loan Party and its subsidiaries outstanding immediately before the occurrence of the Closing Date.
          “Existing Letters of Credit” shall mean those letters of credit listed on Schedule 2.03 hereto.
          “Facility” means the Revolving Credit Facility, the Swing Line Sublimit or the Incremental Facility, if any, as the context may require.
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMorgan on such day on such transactions as determined by the Administrative Agent.
          “Fee Letter” means the letter agreement, dated November 23, 2009, between the Company and the Lead Arranger.
          “Financial Covenants” shall mean the covenants contained in Sections 7.28 through 7.31, inclusive.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Subsidiary” means any Subsidiary that is not a United States Person.
          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          “Fuse Network Assets” means Network Assets to the extent that such Network Assets are used primarily in or necessary to the business of providing the Program Services currently known as fuse and/or fuse HD and all substitutions, replacements, extensions and expansions thereof.
          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Granting Lenders” shall have the meaning set forth in Section 10.06(h).
          “Grantor” shall have the meaning given to such term in the Security Agreement.
          “Guarantee” shall have the meaning given to such term in Section 7.15 hereof.
          “Guarantors” shall mean the Persons set forth on Schedule 1.01(a) hereto and each New Restricted Subsidiary required to become a Guarantor pursuant to Section 7.10 hereof.
          “Guaranty” means the Guaranty made by the Guarantors under Article IV in favor of the Secured Parties.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.
          “Honor Date” shall have the meaning given to such term in Section 2.03(c)(i).
          “Impacted Lender” means any Lender (a) that is a Defaulting Lender, (b) as to which the applicable L/C Issuer or Swing Line Lender has actual knowledge that such Lender has defaulted in fulfilling its obligation under one or more other syndicated credit facilities or (c) is under the control of an entity that has become subject to a bankruptcy or other similar proceeding.
          “Incremental Borrowing” means a borrowing consisting of simultaneous Incremental Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Incremental Lenders pursuant to Section 2 of any Incremental Supplement.
          “Incremental Closing Date” means the first date all the conditions precedent set forth in any Incremental Supplement are satisfied or waived in accordance with Section 10.01.

          “Incremental Commitment” means, subject to the terms and conditions of Section 2.14 as to each Incremental Lender, its obligation to make Incremental Loans to the Company pursuant to Section 2 of the Incremental Supplement in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I to the Incremental Supplement under the caption “Incremental Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Incremental Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.
          “Incremental Facility” means, at any time, (a) on or prior to any Incremental Closing Date, the aggregate amount of the Incremental Commitments at such time and (b) thereafter, the aggregate principal amount of the Incremental Loans of all Incremental Lenders outstanding at such time.
          “Incremental Lender” means at any time, (a) on or prior to the Incremental Closing Date, any Lender that has an Incremental Commitment at such time and (b) at any time after the Incremental Closing Date, any Lender that holds Incremental Loans at such time.
          “Incremental Loan” means an advance made by any Incremental Lender under the Incremental Facility.
          “Incremental Note” means a promissory note made by the Company in favor of an Incremental Lender, evidencing Incremental Loans made by such Incremental Lender, substantially in the form of Exhibit B-2.
          “Incremental Supplement” has the meaning specified in Section 2.14(b).
          “Indebtedness” shall mean, as to any Person, Capitalized Lease Obligations of such Person and other indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services in respect of which such Person is the purchaser, other than accounts payable (other than for borrowed money) incurred in the ordinary course of business of such Person. Without limiting the generality of the foregoing, for the avoidance of doubt, (a) such term shall include (1) when applied to the Parent, the Company and/or any Subsidiary of the Parent (other than an Unrestricted Subsidiary of the Company), all obligations of the Parent, the Company and/or any Subsidiary of the Parent (other than an Unrestricted Subsidiary of the Company) under Swap Contracts and (2) when applied to the Parent, the Company and/or any or any other Person, all Indebtedness of others Guaranteed by such Person and (b) such term shall exclude (1) deferred revenue (including advance ticket sales), (2) obligations to make or pay advances, deposits or deferred compensations to athletes, coaches, scouts, artists, promoters, producers or other third parties in connection with the development, booking, production, promotion, execution, staging or presentation of shows, events or other entertainment activities or related merchandising, concessions or licensing and (3) obligations to pay advances, deposits or deferred compensation to the holders of rights to content or intellectual property in connection with the development, broadcast, distribution or license of content or underlying intellectual property.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Information” has the meaning specified in Section 10.20.
          “Intellectual Property Security Agreement” shall mean the Intellectual Property Security Agreement, duly executed by each Loan Party.
          “Intellectual Property Security Agreement Supplement” has the meaning specified in

Section 13(b) of the Security Agreement.
          “Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Operating Cash Flow to (b) Net Cash Interest Expense, in each case, of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries of the Company) on a consolidated basis for the most recently completed Measurement Period.
          “Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
          “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Maturity Date of the Facility.
          “Investments” shall have the meaning given to such term in Section 7.17 hereof.
          “ISP” shall mean the International Standby Practices (ISP98) International Chamber of Commerce Publication No. 590, as the same may be amended and as in effect from time to time.
          “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C Issuer and the Company or any Subsidiary or in favor of any L/C Issuer and relating to any such Letter of Credit.
          “JPMorgan” means JPMorgan Chase Bank, National Association and its successors.
          “Labor Controversy” means any strike, lock-out or other labor controversy, including (i) any work stoppage or other actions or proceedings involving any teams or unions representing any employees or agents of the Company, any of its subsidiaries or any teams or (ii) any individual disputes with employees or agents (including players, coaches or scouts) of the Company, any of such subsidiaries or any teams, whether (1) in negotiating extensions or renewals of contracts or (2) related to any such employee or agent seeking an improvement in such individual’s arrangements with the Company, any of such subsidiaries or any team in advance of scheduled contract extensions or renewals.
          “Labor Controversy Step Up” has the meaning specified in Section 7.29.

          “Labor Dispute” means any strike, lockout, work stoppage, or other similar action involving any labor organization representing any employees of the Company or any of its Restricted Subsidiaries. For the avoidance of doubt, “Labor Dispute” does not include any individual disputes with employees or agents (including players, coaches or scouts) of the Company or any of its Subsidiaries.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.
          “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
          “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
          “L/C Issuer” means JPMorgan and any other Lender that agrees to act as an L/C Issuer hereunder and is a bank, each in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
          “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
          “Lead Arranger” means J.P. Morgan Securities Inc., in its capacity as sole lead arranger.
          “League” means (i) an organization governing, administering or regulating the participation of teams or participants in any professional sport, including the National Basketball Association, the National Hockey League and the Women’s National Basketball Association, including, in each case, the Commissioner, management council, executive committee or similar governing body of each such organization and (ii) any entity through which each such organization conducts business or that may be formed generally by the member clubs of such organization.
          “League Rules” means (a) the constitution and by-laws of each League, (b) the governing documents of each League, (c) all present and future rules, regulations, interpretations, memoranda, procedures, resolutions, directives, policies and guidelines of each League, (d) any agreements and arrangements to which the Company or any of its subsidiaries is (or after the Closing Date may become) subject or by which it or its assets are (or may become) bound with or in favor of any League, (e) any agreements and arrangements to which any League’s teams generally are (or after the Closing Date may become) subject or by which they or their assets are (or may become) bound, in each case as such agreements or arrangements may be amended or adopted from time to time and including the custom and practice thereunder, including, but not limited to, League Rules relating to membership relocation, indebtedness and ownership transfers, territorial rights and limitations, the telecast or broadcast, by over-the-air television, non-broadcast television, radio or any other means, whether on a local, regional, national or international basis, of team games and the use of League or team logos, names or other intellectual property and (f) any conditions that the League may impose with respect to transactions in which the Teams may engage.
          “League-wide Labor Controversy” means any Labor Controversy affecting any entire League.
          “Leases” means those leases and subleases pursuant to which any of the Loan Parties has been granted or holds the right to use and occupy Real Property demised thereunder, together with all amendments, modifications, extensions, renewals and restatements thereof.
          “Lender” means the banks or other financial institutions which are parties hereto, and, as the context requires, includes any Incremental Lender and Swing Line Lender, together with their respective successors and assigns.
          “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
          “Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a Trade Letter of Credit or a Standby Letter of Credit.
          “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
          “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
          “Letter of Credit Fee” has the meaning specified in Section 2.03(i).
          “Letter of Credit Sublimit” means an amount equal to $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.
          “Liens” shall have the meaning given to such term in Section 7.16 hereof.
          “Liquidity” means at any time the sum of unrestricted cash and Cash Equivalents on the balance sheet of the Company and the unused commitments under the Revolving Credit Facility at such time.
          “Loan” means an extension of credit by a Lender to the Company under Article II in the form of a Revolving Credit Loan or a Swing Line Loan and includes Incremental Loans, if any.
          “Loan Documents” means, collectively, (a) this Credit Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Fee Letter, (e) each Issuer Document, (f) each Incremental Supplement, if any and (g) solely for purposes of the Collateral Documents and Article IV hereof, each Secured Hedge Agreement and each Secured Cash Management Agreement.

          “Loan Parties” means, collectively, the Company and each Guarantor.
          “Margin Stock” shall mean “margin stock” as defined in Regulation U.
          “Master Agreement” has the meaning specified in the definition of “Swap Contract.”
          “Master Subordinated Intercompany Note” means an intercompany note substantially in the form of Exhibit I.
          “Material Adverse Effect” shall mean a materially adverse effect upon (i) the property, business, assets, condition (financial or otherwise), liabilities or operations of the Company and its Restricted Subsidiaries taken as a whole on a combined basis in accordance with GAAP (ii) the Facility or Collateral (with respect to clauses (i) and (ii), other than changes resulting from industry wide developments affecting companies in similar businesses that do not have a disproportionate impact on the Company and its Restricted Subsidiaries, suspension of carriage during negotiation of Affiliation Agreements, or changes resulting from a League-wide Labor Controversy; provided that any Labor Controversy shall not, in and of itself, be deemed to constitute a Material Adverse Effect), (iii) the ability of the Company and the Restricted Subsidiaries taken as a whole to perform the Obligations hereunder or (iv) the legality, validity, binding nature or enforceability of this Credit Agreement or any other Loan Document or the validity, perfection, priority or enforceability of the security interest created, or purported to be created, by the Security Agreement.
          “Maturity Date” means with respect to the Revolving Credit Facility, the Swing Line Facility and each Incremental Facility, January 28, 2015.
          “Measurement Period” means, as of each date of determination, the period of four consecutive fiscal quarters of the Company (or Parent, where applicable), then most recently ended for which financial statements are required to have been delivered by the Company pursuant to Section 7.01.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
          “Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “NBA Consent Letter” shall mean the agreement among the Company, the Administrative Agent and the National Basketball Association in substantially the form of Exhibit J hereto.
          “Net Cash Interest Expense” means, for any Measurement Period, the sum of (a) all interest expense, premium payments, debt discount, fees, charges and related expenses, in each case paid or payable in cash in connection with (x) borrowed money (including capitalized interest) or (y) the deferred purchase price of assets, and in each case to the extent treated as interest in accordance with GAAP during such Measurement Period (including all interest paid or payable with respect to discontinued operations only to the extent the revenues and expenses of such operations are included in the Adjusted Operating Cash Flow) and (b) the portion of rent under Capitalized Lease Obligations paid or payable in cash that is treated as interest in accordance with GAAP during such Measurement Period, in the case of each of clauses (a) and (b), of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries of the Company) determined on a consolidated basis without duplication and in accordance with GAAP for the most recently completed Measurement Period; provided, however, that there shall be deducted from Net Cash Interest Expense all interest income for such Measurement Period of the Parent and its Subsidiaries (other than Unrestricted Subsidiaries of the Company) determined on a consolidated basis without duplication and in accordance with GAAP. For the purposes of this calculating Net Cash Interest Expense, Measurement Period shall mean each period of four consecutive fiscal quarters of the Parent or, if less than four consecutive fiscal quarters of the Parent have been completed since the Closing Date, the fiscal quarters of the Parent that have been completed since the Closing Date; provided that, (a) for purposes of determining an amount of any item included in the calculation of Net Cash Interest Expense for the fiscal quarter ended March 31, 2010, such amount for the Measurement Period then ended shall equal such item for such fiscal quarter multiplied by four; (b) for purposes of determining an amount of any item included in the calculation of Net Cash Interest Expense for the fiscal quarter ended June 30, 2010, such amount for the Measurement Period then ended shall equal such item for the two fiscal quarters then ended multiplied by two; and (c) for purposes of determining an amount of any item included in the calculation of Net Cash Interest Expense for the fiscal quarter ended September 30, 2010, such amount for the Measurement Period then ended shall equal such item for the three fiscal quarters then ended multiplied by 4/3.
          “Net Cash Proceeds” shall mean proceeds received by the Company or any of the Restricted Subsidiaries in cash as and when received from (x) any Disposition or the incurrence or issuance of Indebtedness of the Company or any of the Restricted Subsidiaries, in each case after deduction of (i) the costs of selling, recovery or other transaction expenses payable by the Company or any of the Restricted Subsidiaries in connection with obtaining such proceeds (including banking, professional or other fees, commissions, discounts and expenses, transfer and similar taxes incurred in connection with such Disposition, incurrence or issuance, and the Company’s good faith reasonable estimate of any income, franchise, transfer or other tax liability and reserves for indemnification) arising from, such Disposition, incurrence or issuance and (ii) the principal amount of, and the premium or penalty, if any, plus the interest and other amounts on any Indebtedness that is secured by the applicable asset and that is required to be repaid by the terms of such Indebtedness (unless permitted by such terms to be reinvested) in connection with such transaction (other than Indebtedness under the Loan Documents) or (y) any casualty insurance or condemnation awards with respect to an Event of Loss, after deduction of (i) the costs of obtaining such award with respect to an Event of Loss (including fees and costs of experts, consultants and/or attorneys), and any income, franchise, transfer or other tax liability arising therefrom and (ii) the principal amount of, and the premium or penalty, if any, plus the interest and other amounts on any financing permitted under this Credit Agreement that is secured by the applicable assets and is required to be repaid by the terms of such Indebtedness (unless permitted by such terms to be reinvested) in connection with such Event of Loss. If any amount payable to the Company or any such Restricted Subsidiary in respect of any such incurrence or issuance shall be or become evidenced by any promissory note or other negotiable or non-negotiable instrument, the cash proceeds received on any such note or instrument shall constitute Net Cash Proceeds as and when received.
          “Network Assets” means all assets of the Company and its Restricted Subsidiaries, including but not limited to the Affiliation Agreements and the Sports Telecast Rights Agreements, used or necessary to the operation of the Network Business (other than the Excluded Assets under clauses (i) through (v) and (vii) through (ix) of the definition of Excluded Assets).
          “Network Business” means the business of providing Program Services pursuant to the Affiliation Agreements.
          “New Restricted Subsidiary” shall mean any Unrestricted Subsidiary designated as a Restricted Subsidiary pursuant to Section 7.08(b) or any New Subsidiary who is required to become a Guarantor or Restricted Subsidiary pursuant to Section 7.10.
          “New Subsidiary” shall mean any Person which becomes a Subsidiary of the Company after the Closing Date.

          “NHL Consent Letter” shall mean the agreement among the Company, the Administrative Agent and the National Hockey League in substantially the form of Exhibit K hereto
          “NHL League Credit Facility” means that Second Amended and Restated Credit Agreement dated as of May 13, 2009 among the National Hockey League and NHL Enterprises L.P., as borrowers thereunder, certain subsidiaries of such borrowers, as guarantors, certain lenders named therein, and Citibank, N.A., as L/C Issuer and Agent thereunder.
          “Non-Required Consents” means the consent of any counterparty to a Contractual Obligation to the grant of a security interest in the agreement constituting the Contractual Obligation.
          “Note” means a Revolving Credit Note or an Incremental Note, if any, as the context may require.
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Restricted Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
          “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document.
          “Outstanding Amount” means (a) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
          “Parent” shall mean Madison Square Garden, Inc., a Delaware corporation.
          “Parent Entity” shall mean the Parent and each Subsidiary of the Parent holding, directly or indirectly, equity interests in the Company.
          “Participant” shall have the meaning given to such term in Section 10.06(d).
          “PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
          “Permitted Financings” means any and all of (a) Indebtedness secured by the Arena Property, (b) Indebtedness incurred for, and the net proceeds of which are used for the acquisition, renovation or development of theaters, arenas, event locations or festivals and related assets in up to seven locations, (c) any credit or other debt facility sponsored by a League to provide loans or other extensions of credit to any Team, whether or not secured by Team Assets or (d) Tax Incentive Transfers.

          “Permitted Insurance Subsidiary” means a Subsidiary of Parent or Company whose business consists of providing insurance coverage to any of Parent, the Loan Parties and/or their Subsidiaries and may reinsure all or a portion of the insured risks; provided that (i) such Subsidiary does not provide insurance to Persons who are not the Parent, a Loan Party or a Subsidiary of Parent or a Loan Party, (ii) such Subsidiary has capital and reserves at the level required by applicable law or such higher level as may be determined in good faith by a senior executive of such Subsidiary to be at an appropriate level for the risks being insured, (iii) any reinsurance contacts entered into by such Subsidiary are with financially sound and reputable insurance companies and (iv) the insurance coverage, taken together with any other insurance maintained by the Company and the Restricted Subsidiaries, is in the amounts and covers the risks required pursuant to Section 7.03 of the Credit Agreement.
          “Permitted Investments” means (a) Investments in Cash Equivalents; (b) accounts receivable arising in the ordinary course of business, (c) accounts receivable owing to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary, (d) any Investment constituting Indebtedness permitted under Section 7.14(v), Guarantees permitted under Section 7.15, Restricted Payments permitted under Section 7.18, or any sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) that is not a Disposition or that is a Disposition permitted under Section 7.24, (e) any Investment constituting a Permitted Parent Payment, (f) any Permitted Restricted Subsidiary Transaction, (g) Investments in existence as of the Closing Date and set forth on Schedule 6.15, (h) Investments received in settlement of amounts owed by a Person that is insolvent or distributions in insolvency proceedings of any such Person or received by foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, (i) following the Spin Transaction, any Investment under any of the Spin Agreements and (j) Investments consisting of advances, deposits or deferred compensation to (i) athletes, coaches, scouts, artists, promoters, producers or other third parties in connection with the development, booking, production, promotion, execution, staging or presentation of shows, events or other entertainment activities or related merchandising, concessions or licensing or (ii) holders of rights to content or intellectual property in connection with the development, broadcast, distribution or license of content or underlying intellectual property.
          “Permitted Liens” shall mean, with respect to any Person: (i) (A) pledges or deposits of cash to secure obligations of such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or (B) good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or Leases to which such Person is a party, or (C) deposits of cash to secure public or statutory obligations of such Person or (D) deposits of cash or U.S. Government bonds to secure surety or appeal bonds to which such Person is a party, or (E) deposits as security for contested taxes or import, customs or similar duties or for the payment of rent or royalties; (ii) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, setoff and recoupment rights or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iii) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iv) Liens in favor of issuers of performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens on cash created in the ordinary course of business and customary in the Business consisting of pledges to, deposits with or advances to athletes, coaches, scouts, artists, promoters, producers or other third parties in connection with the development, booking, production, promotion, execution, staging or presentations of shows, events, or other entertainment activities or related merchandising, concessions or licensing; or (vii) Liens created in the ordinary course of business and customary in the relevant industry securing obligations of any of the Company and its Restricted Subsidiaries not to exceed $5,000,000 in the aggregate.
          “Permitted Parent Payments” means (a) payments consisting of the issuance of common equity interests in the Company, (b) payments sufficient to permit Parent to pay dividends unpaid to equity holders of Parent but declared within the 60 days preceding such payment and permitted to be paid under this Credit Agreement at time of such declaration, (c) tax payments under customary intercompany tax sharing arrangements for payment, not to exceed the lesser of (x) the amount of taxes that would have been paid by the Company had the Company been a taxpayer and (y) the amount of taxes actually owed by Parent or CVC, as applicable, as a result of its ownership of the Company, (d) payments under equity and other compensation incentive programs to employees and directors of the Company or any of its current or former Affiliates in the ordinary course of business; provided that, in the case of employees or directors of former Affiliates, such payments relate to awards granted prior to the consummation of the Spin Transaction, (e) payment of overhead of Parent following the Spin Transaction (including the salaries, bonuses, and incentive and other compensation payable to officers and employees of Parent), directors’ fees and other out of pocket fees, costs, expenses and indemnities incurred by Parent or CVC, as applicable, on behalf of or in managing the business of the Company or any of its Restricted Subsidiaries, or otherwise in connection with Parent’s or CVC’s status as a public company and a parent holding company; (f) prior to the Spin Transaction, payments of overhead allocation to any direct or indirect parent of the Company in the ordinary course of business and substantially consistent with past practices; and (g) following the Spin Transaction, payments due and payable under the Spin Agreements.
          “Permitted Restricted Subsidiary Transaction” shall mean any transaction by which any Restricted Subsidiary shall (i) pay dividends or make any distribution on its capital stock or other equity securities or pay any of its Indebtedness owed to the Company or any other Restricted Subsidiaries, (ii) make any loans or advances to the Company or any other Restricted Subsidiaries or (iii) transfer any of its properties or assets to, merge or consolidate with or into, or liquidate or dissolve into the Company or any other Restricted Subsidiaries; provided that if the Restricted Subsidiary making such payment, loan, advance or transfer is a Guarantor, then the Restricted Subsidiary receiving the same shall be the Company or a Guarantor as well.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” shall mean, at any time, an employee pension benefit plan (other than a Multi-Employer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained by the Company or an ERISA Affiliate.
          “Platform” shall have the meaning given to such term in Section 7.01.
          “Pledged Account” means a deposit account subject to a Deposit Account Control Agreement or a securities account that is the subject of a Securities Account Control Agreement.
          “Pledged Equity Interests” shall have the meaning given to such term in the Security Agreement.

          “Proceedings” has the meaning set forth in Section 7.01(g).
          “Program Services” means, collectively, the program services currently known as MSG, MSG Plus, MSG HD, MSG Plus HD, fuse and fuse HD and all substitutions, replacements, extensions and expansions thereof and “Program Service” means any of them.
          “Prohibited Transaction” shall mean a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.
          “Public Lender” shall have the meaning given to such term in Section 7.01.
          “Quarter” shall mean a fiscal quarterly period of the Company.
          “Rainbow Note” means the promissory note dated as of the date hereof from Rainbow Media Holdings LLC in favor of the Company, having a principal amount of $190,000,000 and a maturity date of June 30, 2010.
          “Real Property” means all real property and all rights benefiting such real property, specifically including (without intending to limit the generality of the foregoing) the following, whether now or hereafter existing, except to the extent that any of the following or the foregoing constitutes personal property relating primarily to, pertaining primarily to, used primarily in, or necessary for, the Network Business including, without limitation, the Related Documents (1) all buildings, structures and other improvements erected or located on such real property (collectively, the “Real Property Improvements”); (2) all easements, rights-of-way or use, air rights and development rights, and other estates, right, title, interest, privileges and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to or benefiting such real property or the Improvements (collectively, the “Real Property Other Interests”); (3) fixtures located in or upon such real property, Real Property Improvements or Real Property Other Interests; (4) all leases, subleases, licenses, concessions or other agreements with respect to all or any portion of such real property, Real Property Improvements or Real Property Other Interests, and all other rights, powers, privileges, options and benefits thereunder; (5) all agreements, contracts, certificates, permits, approvals, guaranties, supporting obligations, warranties, instruments, plans, specifications and other records and documents with respect to all or any part of such real property, Real Property Improvements or Real Property Other Interests, and all rights, powers, privileges, options and benefits thereunder; (6) all rights to appear in and defend, and to commence, any action or proceeding with respect to all or any portion of such real property, Real Property Improvements or Real Property Other Interests; (7) all right, title and interest in or to (i) insurance proceeds, (ii) all awards with by reason of any condemnation, eminent domain or other taking (or any disposition made in lieu thereof) of all or any portion of such real property, Real Property Improvements or Real Property Other Interests (in the case of such Real Property Other Interests, excluding any personal property not constituting (x) licenses or (y) rights of ingress or egress), or (iii) any causes of action, awards, damages, claims, payments, proceeds and other compensation, rights, benefits, and advantages on account of any other event with respect to all or any portion of such real property, Real Property Improvements or Real Property Other Interests (in the case of such Real Property Other Interests, excluding any personal property not constituting (x) licenses or (y) rights of ingress or egress); and (8) all refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, credits, waivers and payments, whether in cash or in kind, due or payable by any governmental or quasi-governmental entity or any insurance or utility company relating to or arising out of such real property, Real Property Improvements or Real Property Other Interests, or in connection with any taxes, assessments, charges or levies with respect to such real property, Real Property Improvements or Real Property Other Interests.

          “Receipts” shall mean cash, cash equivalents, funds, instruments, securities, securities entitlements, financial assets, and other similar items or property.
          “Reduction Amount” has the meaning set forth in Section 2.05(b)(v).
          “Register” shall have the meaning given to such term in Section 10.06(c).
          “Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.
          “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.
          “Rehabilitation Credit Transaction” shall mean a transaction to finance the costs of certain improvements to the Arena where such costs are expected to qualify for the tax credit described in Section 47 of the Code. A Rehabilitation Credit Transaction will be in the form of a transfer of title (but none of the economic indicia of ownership) or a lease and a leaseback of the Arena provided that (i) the Company or a Restricted Subsidiary has a reversion of title in the Arena or a termination of any leasehold interest in the Arena, in each case, upon the termination of the Rehabilitation Credit Transaction and (ii) the Rehabilitation Credit Transaction does not impose any material covenants or other restrictions on the Company or any Restricted Subsidiary or the use of the Arena other than those designed solely to preserve the tax credit described in Section 47 of the Code, and in any event does not impose material limitations on the use of the Arena in the business of the Company and its Subsidiaries as contemplated by the Form 10.
          “Related Documents” means all Affiliation Agreements, Sports Telecast Rights Agreements, the Booking Agreement (if any) and Transfer Rights Agreements (if any).
          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          “Reportable Event” shall mean (i) any of the events set forth in Section 4043(b) (other than a Reportable Event as to which the provision of 30 days’ notice to the PBGC is waived under applicable regulations), 4068(f) or 4063(a) of ERISA or the regulations thereunder and (ii) any failure to make payments required by Section 412(m) of the Code if such failure continues for 30 days following the due date for any required installment.
          “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
          “Required Incremental Lenders” means, as of any date of determination, Incremental Lenders holding more than 50% of the relevant Incremental Facility, if any, on such date; provided that the portion of such Incremental Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Lenders.
          “Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation, funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
          “Required Revolver Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) less the Outstanding Amount of the Incremental Loans, if any, and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolver Lenders.
          “Restricted Payments” shall mean direct or indirect distributions, dividends or other payments by the Company or any Restricted Subsidiary on account of (including, without limitation, sinking fund or other payments on account of the redemption, retirement, purchase or acquisition of) any general or limited partnership or joint venture interest in, or any capital stock of, the Company or such Restricted Subsidiary, as the case may be (whether made in cash, property or other obligations), other than any such distributions, dividends and other payments made by a Restricted Subsidiary to the Company or a Guarantor in respect of such interest in or stock of the former held by the latter.
          “Restricted Subsidiaries” shall mean the Persons set forth on Schedule 6.02(i) hereto and any New Restricted Subsidiary, provided that any Restricted Subsidiary designated as an Unrestricted Subsidiary pursuant to and in compliance with Section 7.08(a) shall cease to be a Restricted Subsidiary.
          “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.
          “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Company pursuant to Section 2.01, and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.
          “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
          “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.
          “Revolving Credit Loan” has the meaning specified in Section 2.01.
          “Revolving Credit Note” means a promissory note made by the Company in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit B-1.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          “Sales Tax Transaction” shall mean a transaction pursuant to which title to (but none of the economic indicia of ownership of) or a leasehold or similar interest in the Arena is transferred to a Governmental Authority pursuant to an arrangement that (i) is designed to provide to the Company or a Restricted Subsidiary an exemption from or reduction of state and/or local sales, use or property tax, (ii) provides for a reversion of such title or a termination of such leasehold or other similar interest either automatically at a specified date or upon the payment of a nominal consideration, (iii) does not impose any material covenants or other restrictions on the Company or any Restricted Subsidiary or the use of the Arena other than those designed solely to preserve the tax exemption, and in any event does not impose material limitations on the use of the Arena in the business of the Company and its Subsidiaries as contemplated by the Form 10 and (iv) does not impose any monetary obligations on the Company or any Restricted Subsidiary.
          “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Company and any Cash Management Bank and which provides by its terms that (x) it is intended to be secured as an Obligation hereunder and (y) the counterparty to such agreement has expressly acknowledged and accepted the provisions of Section 9.11 hereof.
          “Secured Hedge Agreement” means any interest rate Swap Contract permitted under Article VII that is entered into by and between the Company and any Hedge Bank and which provides by its terms that (x) it is intended to be secured as an Obligation hereunder and (y) the counterparty to such agreement has expressly acknowledged and accepted the provisions of Section 9.11 hereof.
          “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are stated to be secured by the Collateral under the terms of the Collateral Documents.
          “Securities Account Control Agreement” means an agreement, substantially in the form attached as Exhibit F to the Security Agreement or otherwise reasonably satisfactory to the Administrative Agent, among the Company or a Guarantor, a financial institution holding certain securities of the Company or such Guarantor, and the Administrative Agent with respect to collection and control of securities held in a securities account maintained by the Company or such Guarantor.
          “Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board.
          “Security Agreement” shall mean that certain pledge and security agreement, dated as of the date hereof, among the Loan Parties and the Collateral Agent.
          “Security Agreement Supplement” has the meaning specified in Section 22(b) of the Security Agreement.

          “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “Solvency Certificate” shall mean a certificate of a senior financial executive of the Company in form and substance satisfactory to the Administrative Agent in its sole discretion.
          “Spin Agreements” means the agreements listed on Schedule 1.01(e).
          “Spin Transaction” shall mean a transaction in which the equity interests in the general and limited partners of the Company would be contributed to a corporation held by a subsidiary of CVC which would then be distributed to CVC and by CVC to its then existing shareholders, on substantially the same terms and subject to the conditions described in the filing dated November 24, 2009 of Madison Square Garden, Inc. on Form 10 under the SEC rules (with any differences not being, in the aggregate, materially adverse to the interests of the Lenders).
          “Sports Telecast Rights Agreements” means the agreements listed on Schedule 1.01(d) and all other existing and future agreements of the Company or any Restricted Subsidiary with a professional sports team or its owner for the exhibition by the Program Services of live games of the New York Knicks, New York Rangers, New York Islanders, New Jersey Devils, Buffalo Sabres or any other Major League Baseball, National Basketball Association, National Hockey League or National Football League team.
          “Spot Rate” has the meaning specified in Section 1.07.
          “Standby Letter of Credit” shall mean any Letter of Credit issued hereunder, other than a Trade Letter of Credit.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
          “Subsidiary Redesignation” has the meaning specified in Section 7.08(b).
          “Supplemental Collateral Documents” means Security Agreement Supplements, Intellectual Property Security Agreement Supplements and other security and pledge agreements securing payment of the Obligations of a newly-formed or newly-acquired Guarantor under the Loan Documents and constituting Liens as required pursuant to the terms of Section 7.10, in each case covering the types of property constituting Collateral, subject to exclusions for Excluded Assets.

          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
          “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
          “Swing Line Lender” means JPMorgan in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
          “Swing Line Loan” has the meaning specified in Section 2.04(a).
          “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b) which, if in writing, shall be substantially in the form of Exhibit A.
          “Swing Line Sublimit” means an amount equal to the lesser of (a) $15,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.
          “Tax Incentive Transfer” means a Sales Tax Transaction or a Rehabilitation Credit Transaction.
          “Taxes” means all present or future taxes, assessments or other charges (including withholdings) imposed by any Governmental Authority with authority to impose the same, including any interest, additions to tax or penalties applicable thereto.
          “Teams” means a member club or team of any League, including The New York Knicks, The New York Rangers, The New York Liberty and The Hartford Wolf Pack.
          “Team Assets” means any Team owned by the Company or any of its Restricted Subsidiaries and the assets owned, leased or used for the customary operation of or in connection with any Team or used in or necessary for the customary operation of any Team or the performance or exhibition by the Team of games in which it is a participant, and any asset arising out of or in connection with any Team’s status as a member team of its League, including any cash generated from the operations of such Team or Team Assets, but for the avoidance of doubt, excluding the cash generated from the Network Business (it being understood that the items listed in the definition of Excluded Rangers Account and Excluded Knicks Non-Pledged Account, as the case may be, are not generated from the Network Business).
          “Termination Event” shall mean (i) a Reportable Event, (ii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan, or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Plan under Section 4042 of ERISA or (iv) the appointment of a trustee to administer any Plan under Section 4042 of ERISA.
          “Total Consolidated Secured Debt” means, at any date, the sum of the aggregate principal amount, without duplication, of all Consolidated Net Indebtedness of the Company or any Restricted Subsidiary secured by a Lien (other than a Permitted Lien) on assets of the Company or any Restricted Subsidiary outstanding on such date (determined on a consolidated basis).
          “Total Leverage Ratio” means, at any date of determination, the ratio of Consolidated Net Indebtedness of the Company and its Restricted Subsidiaries at such date to Adjusted Operating Cash Flow of the Company and its Restricted Subsidiaries for the most recently completed Measurement Period. Notwithstanding the foregoing, for purposes of calculating the Total Leverage Ratio, there shall be excluded from Indebtedness, to the extent otherwise included as Indebtedness, (A) any deferred or contingent obligation of the Company to pay the consideration for an Investment not prohibited by Section 7.17 hereof; (B) any deferred purchase price in connection with any acquisition not prohibited by Section 7.17; (C) all obligations under any interest rate Swap Contract; and (D) all obligations under any Guarantee not prohibited by Section 7.15 hereof; in each of clauses (A), (B) and (D) above, such exclusion to apply only to the extent that such obligation can be satisfied with the delivery of common stock of the Parent or other common equity interests of the Parent (and the Company hereby covenants and agrees that such obligation shall be satisfied solely by the delivery of such common stock or other common equity interests).
          “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
          “Total Secured Leverage Ratio” means, at any date of determination, the ratio of Total Consolidated Secured Debt of the Company and its Restricted Subsidiaries at such date to Adjusted Operating Cash Flow of the Company and its Restricted Subsidiaries for the most recently completed Measurement Period.
          “Trade Letter of Credit” shall mean any Letter of Credit issued hereunder for the benefit of a supplier of inventory to the Company or any of its Subsidiaries to effect payment for such inventory.
          “Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party and (b) the payment of all fees and expenses incurred in connection with the Loan Documents.
          “Transfer Rights Agreement” means a written telecast rights agreement consistent with the applicable League Rules, which shall be pledged as Collateral and pursuant to which the Company or a Guarantor is granted exclusive local telecast rights to exhibit games of the applicable Team on arm’s length terms and which agreement shall have a term that expires no earlier than 180 days after the Maturity Date of the Revolving Credit Facility.
          “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
          “UCP” shall mean the Uniform Customs and Practice for Documentary Credits, 2007 revision, International Chamber of Commerce Publication No. 600, as the same may be amended and in effect from time to time.

          “United States Person” shall mean a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia).
          “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
          “Unrestricted Subsidiaries” shall mean the Persons set forth on Schedule 6.02(ii) hereto and any Subsidiary designated by the Company as an Unrestricted Subsidiary pursuant to and in compliance with Section 7.08.
               Section 1.02 Other Interpretive Provisions. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” (except when used as accounting terms, in which case GAAP shall apply) shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.
               Section 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or in the case of any financial ratio, the Administrative Agent or the Required Lenders, shall so request, the Administrative Agent, the applicable Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, in the event of a request for an amendment, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
               Section 1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
               Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
               Section 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
               Section 1.07 Currency Equivalents Generally. Any amount specified in this Credit Agreement (other than in Articles II, IV and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
               Section 2.01 The Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Company from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total

Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
               Section 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone (a “Committed Loan Notice”). Each such notice must be received by the Administrative Agent not later than (i) 11:00 a.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans; provided, however, that notice of (x) the initial Borrowing of Base Rate Loans may be received by the Administrative Agent at such time as agreed by the Administrative Agent on the requested date of Borrowing and (y) any conversion of such initial Borrowing to Eurodollar Rate Loans may be received by the Administrative Agent no later than 11:00 a.m. on the third Business Day prior to the requested date of conversion. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a senior executive of the Company. In the case of any discrepancies between telephonic and written notices received by the Administrative Agent, the telephonic notice shall be effective as understood in good faith by the Administrative Agent. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c) each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Revolving Credit Borrowing, an Incremental Borrowing, if available, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.
          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the Revolving Credit Loans or Incremental Loans, if any, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a

Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than (i) one hour after receipt of notice from the Administrative Agent on the Closing Date in the case of the initial Borrowing of Base Rate Loans (as long as such notice is received prior to 1:30 p.m. on such day) or (ii) 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, (x) if such Borrowing is the initial Credit Extension, Section 5.01 and (y) if such Borrowing is an Incremental Borrowing, the applicable conditions set forth in the Incremental Supplement), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of JPMorgan with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Company as provided above.
          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, the Administrative Agent may notify the Company that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until no Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types.
          (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in JPMorgan’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect in respect of the Revolving Credit Facility.
               Section 2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Company or its Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
     (ii) The L/C Issuer shall not issue any Letter of Credit if:
          (A) the expiry date of such requested Letter of Credit would occur more than (x) in the case of Standby Letters of Credit, twelve months after the date of issuance or (y) in the case of Trade Letters of Credit, 180 days after the date of issuance, unless the Required Revolver Lenders have approved such expiry date;
          (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date; or
          (C) such Letter of Credit is to be denominated in a currency other than Dollars;
     (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
          (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
          (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer generally applicable to the issuance of letters of credit;
          (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;
          (D) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
          (E) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time an Impacted Lender, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Company or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

          (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
          (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
          (vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
          (b) Procedures for Issuance and Amendment of Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a senior executive of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.
          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
     (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
          (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
          (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
          (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.
          (v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans to the Company or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
         (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
          (d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

          (e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:
          (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;
          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.
          The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
          (f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i)through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
          (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. In addition, if any Revolving Credit Lender shall become an Impacted Lender, then upon a request of the Administrative Agent, the Company shall immediately Cash Collateralize all of such Impacted Lender’s Pro Rata Share of the then Outstanding Amount of all L/C Obligations (in an amount equal to such Impacted Lender’s Pro Rata Share of such Outstanding Amount, determined as of the date of such request from the Administrative Agent) Section 2.05 and Section 8.02 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMorgan. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.
          (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Trade Letter of Credit.

          (i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit Fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Revolving Credit Loans maintained as Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (A) computed on a quarterly basis in arrears and (B) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
          (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate of 1/4 of 1.00% per annum (but in no event less than $500 per annum for each Letter of Credit) computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
          (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
          (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
               Section 2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of

any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Credit Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is an Impacted Lender unless the Swing Line Lender has entered into arrangements satisfactory to it to eliminate the Swing Line Lender’s risk with respect to the Impacted Lender’s or Impacted Lenders’ participation in such Swing Line Loans.
          (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone (a “Swing Line Loan Notice”). Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a senior executive of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 12:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.
          (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request and no less frequently than weekly shall request, in each case, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
          (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
          (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
          (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
          (d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.
          (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
          (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
               Section 2.05 Prepayments. (a) Optional. (i) The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (x) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (y) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (z) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.
          (ii) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
          (b) Mandatory. (i) If (A) the Company or any of its Subsidiaries Disposes of any Collateral other than Dispositions under Section 7.24(ii) or Section 7.24(iii) or any Disposition of Equity Interests in Restricted Subsidiaries that hold only Excluded Assets, which results in the realization by such Person of Net Cash Proceeds in excess of $1,000,000 or (B) the Company or any of its Restricted Subsidiaries suffers an Event of Loss which results in the realization by such Person of Net Cash Proceeds in excess of $1,000,000, the Company shall in each case prepay, within three Business Days after receipt thereof by such Person, an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds; provided that (x) with respect to all or a portion of any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i)(A), at the election of the Company (as notified by the

Company to the Administrative Agent on or prior to such third Business Day following receipt of such Net Cash Proceeds of Dispositions of Collateral), and so long as no Default shall have occurred and be continuing, the Company or such Subsidiary may reinvest Net Cash Proceeds arising from any Disposition of Fuse Network Assets or Equity Interests in a Person, all material assets of which constitute Fuse Network Assets, plus up to $75,000,000 in the aggregate of other Net Cash Proceeds, in operating assets which constitute Collateral within 180 days after the receipt of such Net Cash Proceeds and (y) with respect to any Net Cash Proceeds of casualty insurance or condemnation awards realized due to an Event of Loss described in this Section 2.05(b)(i)(B), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to such third Business Day following receipt of such Net Cash Proceeds of casualty insurance or condemnation awards), and so long as no Default shall have occurred and be continuing, the Company or such Subsidiary may apply within 180 days (or, if such replacement or repair could not reasonably completed within 180 days, such period shall be extended for a reasonable period of time to permit completion of such replacement and repair so long as the replacement or repair of the asset or assets that suffered the Event of Loss is being diligently pursued by the Company or such Subsidiary) after the receipt of such Net Cash Proceeds to replace or repair the equipment, fixed assets or real property in respect of which such Net Cash Proceeds were received; and provided further, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans.
          (ii) If the Company Disposes of any Core Excluded Asset (other than where such Disposition is pursuant to a Tax Incentive Transfer) which results in the realization by the Company of Net Cash Proceeds, the Company shall prepay an aggregate principal amount of Loans equal to 50% of the portion of such Net Cash Proceeds that is not reinvested in operating assets of the Company and its Restricted Subsidiaries within 365 days after receipt of such Net Cash Proceeds; provided that if any Default shall have occurred and be continuing, the Company shall not be permitted to reinvest such Net Cash Proceeds in operating assets.
          (iii) Upon the incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness permitted under clauses (i) and (iii) through (ix) of Section 7.14 and Permitted Financings), the Company shall prepay an aggregate principal amount of Loans equal to (x) 100% of all Net Cash Proceeds received therefrom at any time that the Total Leverage Ratio is greater than 3.50:1.00, (y) 50% of all Net Cash Proceeds received therefrom at any time that the Total Leverage Ratio is greater than 3.00:1.00 but less than or equal to 3.50:1.00, and (z) 0% of all Net Cash Proceeds received therefrom at any time that the Total Leverage Ratio is less than or equal to 3.00:1.00, in the case of clauses (y) and (z), provided that such Indebtedness was incurred in compliance with this Credit Agreement (otherwise such percentage shall be 100%).
          (iv) If for any reason the Total Outstandings at any time exceed the Revolving Credit Facility at such time, the Company shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.
          (v) Prepayments made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Loans pro rata to the Revolving Credit Facility and each Incremental Facility, if any, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments required pursuant to clause (i) through (iv) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Company for use in the ordinary course of its business, and the Revolving Credit Facility and each Incremental Facility, if any shall be automatically and permanently reduced on a pro rata basis by the Reduction Amount as set forth in Section 2.06(b)(i). Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.
               Section 2.06 Termination or Reduction of Commitments. (a) Optional. The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Revolving Credit Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit.
          (b) Mandatory. (i) The Revolving Credit Facility and each Incremental Facility, if any shall be automatically and permanently reduced on each date on which the prepayment of Loans outstanding thereunder would be required to be made pursuant to Section 2.05(b)(i) through (iv), whether or not any Loans or L/C Obligations are then outstanding, by an amount equal to the applicable Reduction Amount.
          (ii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
          (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Commitment under this Section 2.06. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Revolving Loan and Incremental Loan Percentage of such reduction amount. All fees in respect of any Facility accrued until the effective date of any termination of such Facility shall be paid on the effective date of such termination.
               Section 2.07 Repayment of Loans. (a) Revolving Credit Loans and Incremental Loans. The Company shall repay to the Revolving Credit Lenders and Incremental Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans and Incremental Loans, as applicable, outstanding on such date.
          (b) Swing Line Loans. The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date that is five Business Days after such Loan is made, and (ii) the Maturity Date.

               Section 2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.
          (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
               (ii) If any amount (other than principal of any Loan) payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
               (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (c) Interest on each (x) Base Rate Loan shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, (y) Eurodollar Rate Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto.
          (d) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
               Section 2.09 Fees. In addition to certain fees described in Section 2.03(i) and (j):
          (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender that is not a Defaulting Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Commitment Fee”) on the actual daily amount by which the Revolving Credit Facility exceeds the Total Outstandings, at a rate equal to 0.75% per annum; provided, however, that any Commitment Fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Company so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Company prior to such time, and provided, further, that no Commitment Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears. For the purposes of calculating the Commitment Fee, outstanding Swing Line Loans shall be disregarded as a utilization of the Revolving Credit Facility.

          (b) Other Fees. The Company shall pay to the Administrative Agent, the Lead Arranger and the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
               Section 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans, when the Base Rate is determined by JPMorgan’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
               Section 2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
          (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
               Section 2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Company shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

          (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.
               (ii) Payments by Company; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
          (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
          (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
          (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
               Section 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of such Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of such Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payments on account of the Obligations in respect of such Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
               (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
               (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Company pursuant to and in accordance with the express terms of this Credit Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

          Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
               Section 2.14 Incremental Facility. (a) Request for Incremental Facility. At the request of the Company to the Administrative Agent and without the consent of any Lender, an increase in the Revolving Credit Commitments or a separate tranche of commitments and loans under this Credit Agreement shall be established in an aggregate principal amount for all such increases and tranches not to exceed $100,000,000; provided that at the time of such request, upon the effectiveness of any increase or any Incremental Supplement referred to below, and at the time any Incremental Loan is made (and after giving effect thereto) no Default or Event of Default shall exist.
          (b) Conditions to Effectiveness of Incremental Facility. As a condition precedent to the establishment of any Incremental Facility, the Company, the Administrative Agent and the Incremental Lenders shall enter into a supplement to this Credit Agreement in substantially the form of Exhibit H hereto (the “Incremental Supplement”) duly completed such that the Incremental Supplement shall set forth the terms and conditions relating to the Incremental Facility; provided that, if any Incremental Facility shall have interest rates greater than 0.50% higher than the yield for the Revolving Credit Loans then in place then (x) the Applicable Rate or commitment fee applicable to the Revolving Credit Facility (and each other Incremental Facility) shall automatically be increased (to the extent that such higher yield is in the form of rate or commitment fee, as applicable) and (y) the Company shall pay to the Administrative Agent for the account of each of the Revolving Credit Lenders and each other Incremental Lender a fee (to the extent that such higher yield is in the form of fees or original issue discount) so as to cause the total yield of the Revolving Credit Facility and each other Incremental Lender to be no more than 0.50% per annum lower than the yield in respect of the new Incremental Facility. Upon the effective date of the Incremental Supplement, each lender thereunder shall become an Incremental Lender hereunder and such Incremental Supplement shall be deemed part of this Credit Agreement for all purposes thereafter.
          (c) Incremental Lenders. The Revolving Credit Lenders shall initially have the right, but not the obligation, to commit up to their pro rata portion of the Incremental Facility; provided that, if after giving pro forma effect to such Incremental Loan (assuming that the full Revolving Credit Facility amount and the full Incremental Loan amount have been drawn), the Company would be in compliance with the Financial Covenants, then such Incremental Loan may be offered to new lenders.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
               Section 3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Indemnification by the Company. The Company shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
          Without limiting the generality of the foregoing, if the Company is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
               (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
               (ii) duly completed copies of Internal Revenue Service Form W-8ECI,
               (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or

               (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.
          (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer if the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.
               Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.
               Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

               Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans.
          (a) Increased Costs Generally. If any Change in Law shall:
               (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate contemplated by Section 3.04(e)) or the L/C Issuer;
               (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Credit Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or
               (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
          (e) Reserves on Eurodollar Rate Loans. The Company shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
               Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company; or
     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.12;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
          For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate. Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
               Section 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Company is required to pay any additional amount to any Lender, the L/C Issuer, or any

Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, the Company may replace such Lender in accordance with Section 10.12.
               Section 3.07 Survival. All of the Company’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.
ARTICLE IV
GUARANTY
               Section 4.01 Guaranty. Each of the Guarantors hereby, jointly and severally, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Company to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations, absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
               Section 4.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
               Section 4.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability, change in corporate existence or structure or other defense of the Company or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Company or any other Guarantor; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Company or any other Guarantor; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Company, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; (f) any defense based on any claim that any Obligations are invalid or unenforceable; (g) the amendment or waiver of any Obligations; (g) any defense based on any allegation of non-perfection or release of Collateral in the context of a secured transaction; and (h) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating the Company, the Guarantors or any other guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
               Section 4.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not the Company or any other person or entity is joined as a party.
               Section 4.05 Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
               Section 4.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Company or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

               Section 4.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Company owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Company to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Company to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
               Section 4.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Company under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.
               Section 4.09 Condition of Company. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Company and any other Guarantor such information concerning the financial condition, business and operations of the Company and any such other Guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Company or any other Guarantor (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
               Section 4.10 Limitation on Guaranty. It is the intention of the Guarantors, the Lenders and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render such Guarantor insolvent or unable to make payments in respect of any of its indebtedness as such indebtedness matures or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under applicable law, to incur the Obligations hereunder. Any such limitation shall be apportioned amongst the Obligations pro rata in accordance with the respective amounts thereof. This paragraph is intended solely to preserve the rights of the Lenders under this Credit Agreement to the maximum extent permitted by applicable law, and neither the Guarantors, the Company nor any other Person shall have any right under this paragraph that it would not otherwise have under applicable law. The Company and each Guarantor agree not to commence any proceeding or action seeking to limit the amount of the obligation of such Guarantor under this Article IV by reason of this paragraph. For the purposes of this paragraph, “insolvency”, “unreasonably small capital” and “unable to make payments in respect of any of its indebtedness as such indebtedness matures” shall be determined in accordance with applicable law.
ARTICLE V
CONDITIONS PRECEDENT
               Section 5.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make the initial Credit Extension hereunder is subject to the satisfaction of the following conditions precedent on or prior to the date of such initial Credit Extension:

     (a) Execution of Loan Documents and Notes. The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or delivered by means of other electronic communication (including e-mail and Internet or intranet websites) (followed promptly by originals) unless otherwise specified, each properly executed by a senior executive of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
     (i) this Credit Agreement duly executed and delivered by each of the Company, the Guarantors, the Lenders, the L/C Issuer and the Administrative Agent;
     (ii) a Note executed by the Company in favor of each Lender requesting a Note;
     (iii) the pledge and security agreement (together with the Supplemental Collateral Documents required to be delivered pursuant to Section 7.10, in each case as amended, the “Security Agreement”) duly executed and delivered by each Loan Party and the Administrative Agent, together with:
     (A) certificates representing the Pledged Equity Interests referred to therein accompanied by undated stock powers executed in blank,
     (B) proper UCC-1 Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,
     (C) search results of financing statements filed under the UCC of the jurisdictions referred to in clause (B) above that name any Loan Party as debtor;
     (D) subject to Section 7.13(b), the Securities Account Control Agreements and the Deposit Account Control Agreements, as referred to in the Security Agreement, duly executed by the appropriate parties; and
     (E) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters, and UCC-3 termination statements);
     (iv) subject to Section 7.13(b), the Intellectual Property Security Agreement, duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement; and
     (v) the Master Subordinated Intercompany Note, duly executed by the Company and each Restricted Subsidiary.
     (b) Good Standing and Organizational Documents. The Administrative Agent shall have received a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party (except with respect to an entity of the type for which good standing certificates are not provided by the Secretary of State in the jurisdiction in which it is formed), dated on or about the date hereof certifying (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to such Loan Party’s charter, certificate of limited partnership, limited liability company agreement or other organizational document on file in such Secretary’s office, (2) such Loan Party has paid all franchise taxes due and payable to the date of such certificate, and (3) such Loan Party is duly organized or formed and in good standing or presently subsisting (or the equivalent thereof) under the laws of the State of the jurisdiction of its organization;
     (c) Proof of Action. The Administrative Agent shall have received certified copies of all necessary action taken by each of the Company and the Loan Parties to authorize the execution, delivery and performance of each Loan Document to which it is a party;
     (d) Secretary’s Certificate. The Administrative Agent shall have received a certificate of each Loan Party signed by its Assistant Secretary, dated the date hereof, certifying as to (A) the absence of any amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party since the date of the Secretary of State’s (or local equivalent’s) certificate referred to in Section 5.01(b), (B) a true and correct copy of the organizational documents of such Loan Party as in effect on the date on which the resolutions or other proof of actions referred to in Section 5.01(c) were adopted and on the date hereof, (C) the due organization and good standing or valid existence of such Loan Party organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, and (D) certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder or thereunder;
     (e) Opinions of Counsel to the Company and the Restricted Subsidiaries. The Lenders shall have received favorable opinions of:
     (i) Victoria D. Salhus, Senior Vice President, Deputy General Counsel and Secretary of CVC as counsel for the Company and the Restricted Subsidiaries, substantially in the form of Exhibit E hereto;
     (ii) Sullivan & Cromwell LLP, special New York counsel to the Loan Parties, substantially in the form of Exhibit F-1 hereto; and
     (iii) Richards, Layton & Finger, P.A., special Delaware counsel to the Loan Parties, substantially in the form of Exhibit F-2 hereto;
and covering such other matters as any Lender or Lenders or special New York counsel to the Administrative Agent, may reasonably request (and for purposes of such opinions such counsel may rely upon opinions of counsel in other jurisdictions, provided that such other counsel are reasonably satisfactory to special counsel to the Administrative Agent and such other opinions state that the Lenders are entitled to rely thereon).
     (f) [Intentionally Omitted].

     (g) Solvency Certificate. The Lenders shall have received a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Closing Date and after giving effect to the Transaction, from the senior financial executive of the Company;
     (h) Material Agreements. The Lenders shall have: (1)(i) received a certificate from an officer of the Company stating that true and correct copies of all (A) Related Documents, and (B) other material agreements that the Administrative Agent may reasonably request, have been provided to counsel to the Administrative Agent (including all amendments and other modifications thereto as of the date of the certificate) and that no such agreements have been terminated and (ii) been given a reasonable opportunity to review, at the offices of counsel to the Administrative Agent, copies of each of the agreements and documents referred to in (A) and (B) above, redacted as to economic terms and related other proprietary terms and subject to non-disclosure arrangements reasonably acceptable to the Company, and
          (2) received a consent in substantially the form of Exhibit D to the Security Agreement or otherwise in form and substance reasonably satisfactory to the Administrative Agent to the grant of a security interest in the Cablevision Affiliation Agreement to the Collateral Agent.
     (i) Know Your Customer and Other Documents. The Administrative Agent and the Lenders shall have received documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and such other documents, filings, instruments and papers relating to the documents referred to herein and the transactions contemplated hereby as any Lender or the Administrative Agent shall reasonably require;
     (j) Certain Fees. All fees required to be paid to the Administrative Agent, the Lead Arranger, the Initial Lenders and the other Lenders on or before the Closing Date shall have been paid. Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent properly invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent); and
     (k) League Approvals. The Company shall have obtained the approvals of any League required with respect to this Credit Agreement, which are listed on Schedule 5.01(k).
          Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or reasonably satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
               Section 5.02 Conditions to all Credit Extensions. The obligation of the L/C Issuer and each Lender to make each Credit Extension hereunder (which shall not include any conversion or continuation of any outstanding Loan) is subject to the additional conditions precedent that:
     (a) no Default or Event of Default shall have occurred and be continuing or would result from such proposed Credit Extension or from the application of proceeds thereof;

     (b) the representations and warranties of the Company and each other Loan Party in Article VI hereof or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct, in all material respects, on and as of the date of the making of, and after giving effect to, such Credit Extension with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in Section 6.04(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 7.01(a) and (b), respectively;
     (c) to the extent requested by the Administrative Agent or any Lender, a senior executive of the Company shall have certified compliance with clauses (a) and (b) above to the Administrative Agent; and
     (d) the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
          The Company shall be deemed to have made a representation and warranty hereunder as of the time of each Credit Extension hereunder that the conditions specified in such clauses have been fulfilled as of such time.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
          Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:
               Section 6.01 Existence, Qualification and Power. The Company and each of its Restricted Subsidiaries is a limited or general partnership, limited liability company or corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is necessary in view of the properties and assets owned and presently intended to be owned and the business transacted and presently intended to be transacted by it except for qualifications the lack of which, singly or in the aggregate, have not had and are not likely to have a Material Adverse Effect, and each of the Company and the Restricted Subsidiaries has full power, authority and legal right to perform its obligations under this Credit Agreement, the Notes and the other Loan Documents to which it is a party.
               Section 6.02 Subsidiaries; Loan Parties. Schedules 6.02(i), 6.02(ii) and 6.02(iii) contain a complete and correct list, as at the Closing Date, of all Restricted Subsidiaries, Unrestricted Subsidiaries and Excluded Subsidiaries of the Company, respectively, and a description of the legal nature of such Subsidiaries (including, (x) with respect to each Subsidiary, the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number, the nature of the ownership interests (shares of stock or general or limited partnership or other interests) in such Subsidiaries and the holders of such interests and, except as disclosed to the Lenders in writing prior to the Closing Date, the Company and each of its Subsidiaries owns all of the ownership interests of its Subsidiaries indicated in such Schedules as being owned by the Company or such Subsidiary, as the case may be, free and clear of all Liens except those created under the Collateral Documents, and all such ownership interests are validly issued and, in the case of shares of stock, fully paid and non-assessable, and (y) with respect to each Excluded Subsidiary and Unrestricted Subsidiary, a list of its material assets and a description of its business activities).
               Section 6.03 Authority; No Conflict. The execution, delivery and performance by each of the Company and the Restricted Subsidiaries of each Loan Document to which it is a party or by which it is bound, and each Credit Extension hereunder, have been duly authorized by all necessary corporate or other organizational action and do not and will not: (a) subject to the consummation of the action described in Section 6.12 hereof, violate any Law or League Rule currently in effect (other than violations that, singly or in the aggregate, have not had and are not likely to have a Material Adverse Effect), or any provision of any of the Company’s or the Restricted Subsidiaries’ respective partnership agreements, charters or by-laws certificate of limited partnership, limited liability company agreement, by-laws or other organizational documents presently in effect; (b) conflict with or result in the breach of, or constitute a default or require any consent (except for the consents described on Schedule 6.03 hereto, each of which has been duly obtained) under, or require any payment to be made under (i) any Contractual Obligation or League Rule to which the Company or any of the Restricted Subsidiaries is a party or by which their respective properties may be bound or affected, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any of the Restricted Subsidiaries or their respective properties are subject (in each case under subclause (i) and/or (ii) above, other than any conflict, breach, default or required consent that, singly or in the aggregate, have not had and are not likely to have a Material Adverse Effect); or (c) except as provided under any Loan Document, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Restricted Subsidiaries.
               Section 6.04 Financial Condition; Absence of Material Adverse Effect. (i) The Company has furnished to each Lender:
          (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2008, and the related consolidated statements of operations and stockholders’ equity for the fiscal year ended on said date, said financial statements having been certified by an independent Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders; and;
          (b) The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at September 30, 2009, and the related consolidated statements of operations for the quarter and six months then ended.
          All financial statements referred to above (A) are complete and correct in all material respects (subject, in the case of the unaudited financial statements referred to above, to year-end and audit adjustments), (B) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (C) fairly present the financial condition of the respective entity or groups of entities which is or are the subject of such financial statements (as stated above), on a consolidated basis, as at the respective dates of the balance sheets included in such financial statements and the results of operations of such entity or groups of entities for the respective periods ended on said dates.
     (ii) None of the Company and its Restricted Subsidiaries had any material contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments or operations which are substantial in amount, except as referred to or reflected or provided for in said financial statements of the Company and its consolidated Subsidiaries as at said respective dates or as disclosed to the Lenders in writing prior to the Closing Date.
     (iii) Since December 31, 2008, there has been no event, change, condition, occurrence or circumstance which either individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.
               Section 6.05 Litigation, Compliance with Laws. Except as disclosed to the Lenders on Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company or any Restricted Subsidiary threatened, against the Company or any Restricted Subsidiary or any of their respective properties or assets, before any court or arbitrator or by or before any Governmental Authority that, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is in default under or in violation of or with respect to any Laws or any writ, injunction or decree of any court, arbitrator or Governmental Authority except for minor defaults which, if continued unremedied, are not likely to have a Material Adverse Effect.
               Section 6.06 Titles and Liens. Each of the Company and the Restricted Subsidiaries has good title to the Collateral, free and clear of all Liens except those permitted by Section 7.16 hereof.
               Section 6.07 Regulation U; Investment Company Act. (a) None of the proceeds of any of the Credit Extensions shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; except that up to $10,000,000 in the aggregate of such proceeds may be used for such purposes; provided that both at the time of such use and thereafter compliance with Regulation U is maintained. The Company will notify the Administrative Agent promptly if any Loan Party purchases Margin Stock and, if requested by any Lender, the Company will furnish to the Lenders statements in conformity with the requirements of Regulation U.
          (b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
               Section 6.08 Taxes. Each of the Company and the Restricted Subsidiaries has filed all Federal, state and other material tax returns which are required to be filed under any law applicable thereto except such returns as to which the failure to file, singly or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, and has paid, or made provision for the payment of, all Taxes shown to be due pursuant to said returns or pursuant to any assessment received by the Company or any of the Restricted Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or as to which the failure to pay, singly or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.
               Section 6.09 Other Credit Agreements. Schedule 7.14 (Existing Indebtedness), Schedule 7.15 (Existing Guarantees) and Schedule 7.16 (Existing Liens) contain complete and correct lists, as at September 30, 2009, of all credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees and other instruments presently in effect (including Capitalized Lease Obligations) providing for, evidencing, securing or otherwise relating to any Indebtedness of the Company and the Restricted Subsidiaries in a principal or face amount equal to $1,000,000 or more and such lists correctly set forth the names of the debtor or lessee and creditor or lessor with respect to the Indebtedness outstanding or to be outstanding thereunder, the rate of interest or rentals, a description of any security given or to be given therefor, and the maturity or maturities or expiration date or dates thereof.
               Section 6.10 Full Disclosure. None of the financial statements referred to in Section 6.04 hereof or delivered or deemed delivered from time to time pursuant to this Credit Agreement, certificates or any other written statements delivered or deemed delivered by or on behalf of the Company or any Restricted Subsidiary to the Administrative Agent or any Lender contains, as of the date of this Agreement, any untrue statement of a material fact nor do such financial statements, certificates and such other written statements, taken as a whole, omit to state a material fact necessary to make the statements contained therein not misleading.
               Section 6.11 No Default. None of the Company and the Restricted Subsidiaries is in default in the payment or performance or observance of any Contractual Obligation which default, either alone or in conjunction with all other such defaults, has had or is likely to have a Material Adverse Effect.
               Section 6.12 Approval of Government, Regulatory Authorities and Third Parties. Except as set forth on Schedule 6.03 hereto and other than any Non-Required Consents, no approval or consent of, or filing or registration with, (x) any Governmental Authority, (y) any League or (z) any other third party, in the case of this clause (z) pursuant to any Contractual Obligation governing Indebtedness for borrowed money or any other Contractual Obligation that is material to the Business of the Company or any of its Restricted Subsidiaries, is required in connection with (a) the execution, delivery and performance by, or enforcement against, the Company or any of the Restricted Subsidiaries of any Loan Document to which it is a party, (b) the grant by the Company or any of the Restricted Subsidiaries of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) other than applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the exercise of creditors’ rights generally or principles of equity (which shall exclude any law, rule or regulation that is applicable to the Company and its Subsidiaries or the Loan Documents solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Company or any of its Restricted Subsidiaries due to their specific assets or business), the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. All approvals, consents, filings, registrations or other actions described in Schedule 6.03 have been duly obtained, taken, given or made and are in full force and effect (other than as set forth in Schedule 6.03).
               Section 6.13 Binding Agreements. This Credit Agreement constitutes, and each other Loan Document when executed and delivered will constitute, the legal, valid and binding obligations of each of the Company and the Restricted Subsidiaries which is a party thereto, enforceable in accordance with their respective terms (except for limitations on enforceability under bankruptcy, reorganization, insolvency and other similar laws affecting creditors’ rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equitable principles).
               Section 6.14 Collective Bargaining Agreements Except as set forth in Schedule 6.14, as of the Closing Date, there are no collective bargaining agreements between the Company or the Restricted Subsidiaries and any trade or labor union or other employee collective bargaining agent.
               Section 6.15 Investments. Schedule 6.15 hereto contains a complete and correct list, as at September 30, 2009, of all Investments of the Company and the Restricted Subsidiaries

(other than any Investments in other Restricted Subsidiaries) in excess of $5,000,000, showing the respective amounts of each such Investment and the respective entity (or group thereof) in which each such Investment has been made.
               Section 6.16 Solvency. The Company and its Restricted Subsidiaries, taken as a whole, are Solvent.
               Section 6.17 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent (or the Collateral Agent as applicable) for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by clause (ii) of Section 7.16) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed as contemplated hereby and by the Collateral Documents, no filing or other action is necessary to perfect or to continue the perfection of such Liens.
               Section 6.18 Maintenance of Insurance. Subject to Section 7.34, the Company and its Restricted Subsidiaries shall maintain with financially sound and reputable insurance companies that are not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
               Section 6.19 Subordinated Debt. The Loan Documents and all Obligations evidenced thereby constitute the “Senior Debt” and the “Designated Senior Debt” with respect to all subordinated Indebtedness of the Company and its Restricted Subsidiaries.
               Section 6.20 ERISA Compliance. (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except where such non-compliance would not result or reasonably be expected to result in a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the actual knowledge of a senior executive of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification, except, in each case, where the absence or loss of such qualification would not result or reasonably be expected to result in a Material Adverse Effect. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except where any failure to make the required contributions would not result or reasonably be expected to result in a Material Adverse Effect.
          (b) There are no pending or, to the actual knowledge of a senior executive of the Company, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
          (c) (i) No Termination Event has occurred or is reasonably expected to occur; (ii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) to the knowledge of the Company or its ERISA Affiliates, neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, which, in each case under this Section 6.20(c), has resulted or would reasonably be expected to result in a Material Adverse Effect.
               Section 6.21 Environmental Compliance The Company and its Restricted Subsidiaries are in compliance with all applicable Environmental Laws and the Company has no knowledge of any environmental claims, except to the extent that any potential non-compliance with Environmental Laws or any such claims would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               Section 6.22 Intellectual Property, Licenses, Etc. As of the Closing Date, the Company and its Restricted Subsidiaries own or have the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other intellectual property rights that are reasonably necessary for the operation of their business, in each case other than those the absence of which would not reasonably be expected to have a Material Adverse Effect.
               Section 6.23 Compliance Matters. As of the Closing Date, (a) after giving effect to the Transaction, the Company is in compliance with the provisions of this Credit Agreement (including, without limitation the Financial Covenants) on a pro forma basis using the Adjusted Operating Cash Flow for the twelve months ended September 30, 2009, and (b) no Default or Event of Default has occurred and is continuing.
ARTICLE VII
COVENANTS OF THE COMPANY
AND THE RESTRICTED SUBSIDIARIES
          From the Closing Date and so long as the Commitments of the Lenders shall be in effect and until the payment in full of all Obligations hereunder, the expiration or termination of all Letters of Credit and the performance of all other Obligations of the Company under the Loan Documents, each of the Loan Parties agrees that:
          A. Informational Covenants:
               Section 7.01 Financial Statements and Other Information. The Company will deliver to the Administrative Agent and each Lender:
     (a) Commencing on the Closing Date, as soon as available and in any event within 60 days after the end of each of the first three Quarters of each fiscal year of the Company: (A) consolidated statements of operations of the Company and its consolidated Subsidiaries, taken together, and of the Company and the Restricted Subsidiaries, taken together, for such Quarter and for the period from the beginning of such fiscal year to the end of such Quarter, (B) the related consolidated balance sheets and consolidated cash flow statements of the Company and its consolidated Subsidiaries, taken together, and of the Company and the Restricted Subsidiaries, taken together, as at the end of such Quarter (which financial statements (other than statements of cash flows) shall set forth in comparative form the corresponding figures as at the end of and for the corresponding preceding fiscal year), (C) an accompanying management discussion and analysis and (D) commencing with the quarter ended March 31, 2010, hold quarterly informational conference calls with the Lenders, all in reasonable detail and accompanied by a certificate in the form of Exhibit D-1 hereto of a senior financial executive of the Company certifying such financial statements as fairly presenting the financial condition and results of operations of the respective entities covered thereby in accordance with GAAP, excluding accompanying footnotes to the consolidated financial statements and subject, however, to year-end and audit adjustments, which certificate shall include a statement that the senior financial executive signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.
     (b) As soon as available and in any event within 120 days after the end of each fiscal year of the Company commencing with the fiscal year ended December 31, 2009: (A) consolidated statements of operations of the Company and its consolidated Subsidiaries, taken together, and of the Company and the Restricted Subsidiaries, taken together, for such fiscal year, (B) the related consolidated balance sheets and cash flow statements of the Company and its consolidated Subsidiaries, taken together, and of the Company and the Restricted Subsidiaries, taken together, as at the end of such fiscal year (which financial statements (other than cash flow statements) shall set forth in comparative form the corresponding figures as at the end of and for the preceding fiscal year), (C) an accompanying management, discussion and analysis and (D) commencing with the year ended December 31, 2009, hold annual informational conference calls with Lenders, all in reasonable detail and prepared in accordance with GAAP and accompanied by (x) an opinion of a Registered Public Accounting Firm of nationally recognized standing selected by the Company and reasonably acceptable to the Required Lenders as to said consolidated financial statements of the Company and its consolidated Subsidiaries and a certificate of such accountants stating that, in making the examination necessary for said opinion, they obtained no knowledge, except as specifically stated, of any failure by the Company or any Restricted Subsidiaries to perform or observe any of its covenants relating to financial matters in this Credit Agreement, (y) commencing with the fiscal year ended December 31, 2010 an attestation report of such Registered Public Accounting Firm as to the Company’s internal controls pursuant to Section 404 of Sarbanes-Oxley, and (z) a certificate in the form of Exhibit D-2 hereto of a senior financial executive of the Company stating that such financial statements are correct and complete and fairly present the financial condition and results of operations of the respective entities covered thereby as at the end of and for such fiscal year and that the executive signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.
     (c) as soon as available, and in any event no later than 90 days after the commencement of each fiscal year of the Company, the budget of the Parent and its Subsidiaries by fiscal quarter for the following fiscal year in the form approved by the Board of Directors together with the reconciliation identifying material variances between the Parent and its consolidated Subsidiaries and the Company and its consolidated Subsidiaries.
     (d) Promptly after their becoming available, copies of all financial statements and reports which the Parent, the Company or any Restricted Subsidiary shall have sent to public shareholders generally (other than tax returns unless specifically requested under Section 7.01(h)), copies of financial statements and reports which the Company shall have sent to the holders of any Indebtedness specified in Schedule 7.14, to the extent such statements and reports contain information relating to the designation of the Company’s Subsidiaries as “restricted subsidiaries” under the Debt Instruments governing any such Indebtedness, and to the calculation of financial ratios thereunder and copies of all regular and periodic reports, if any, which the Parent, the Company or any Restricted Subsidiary shall have filed with the SEC, or any governmental agency substituted therefor, or with any national securities exchange.

     (e) Concurrently with the delivery of the financial statements referred to in Section 7.01(a) and (b), a Compliance Certificate, duly completed signed by a senior financial executive of the Company and setting out the Adjusted Operating Cash Flow calculation for each quarter in any Measurement Period.
     (f) As soon as possible and in any event within ten days after any senior executive of the Company or any Restricted Subsidiary or of any general partner of any Restricted Subsidiary shall have obtained knowledge of the occurrence of a Default, a statement describing such Default and the action which is proposed to be taken with respect thereto.
     (g) As soon as possible and in any event within ten days after any senior executive of the Company or any Restricted Subsidiary or of any general partner of any Restricted Subsidiary shall have obtained knowledge of (x) the occurrence of, or any material development in respect of, any action, suit, proceeding, claim or dispute before any courts, arbitrators or Governmental Authority (collectively, “Proceedings”) against it or, to its knowledge, otherwise affecting it or any of its respective properties or assets, except Proceedings which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and (y) any material Labor Dispute affecting the Company or a Restricted Subsidiary, a statement describing such Proceeding or Labor Dispute, as the case may be.
     (h) From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of the Company or any of the Restricted Subsidiaries as the Administrative Agent or any Lender, through the Administrative Agent, may reasonably request.
     (i) Concurrently with the delivery of the financial statements referred to in Section 7.01(a) and (b), a list of any new, or redesignation with respect to, Restricted Subsidiaries and Unrestricted Subsidiaries.
          Following the closing of the Spin Transaction, documents or information required to be delivered pursuant to this Section 7.01 (to the extent any such documents or information are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the date on which (x) the Parent files quarterly reports on Form 10-Q and annual reports on Form 10-K, as applicable, with the SEC, or on the date on which the Company or Parent provides a link thereto on the Company’s or the Parent’s website on the Internet at the website address listed on Schedule 10.02, and (y) the Company delivers unaudited consolidating balance sheets and statements of operations reflecting the results of the Company and its consolidated Restricted Subsidiaries on a stand-alone basis certified by a senior financial executive of the Company; provided that: (A) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Company shall notify the Administrative Agent, each Lender (by telecopier or electronic mail) of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents, and the requirement that the Company hold quarterly informational conference calls with Lenders pursuant to Section 7.01(a) and (b) shall be satisfied by a public quarterly earnings call by the Parent. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 7.01(e) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

          The Company hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Company Materials not otherwise publicly filed with the SEC that may be distributed to the Public Lenders and that (w) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Lead Arranger, the L/C Issuer and Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Each Lender agrees to maintain the confidentiality of any Company Materials that are not marked “PUBLIC” and to abide by all of its obligations under all applicable laws, including the Securities Laws, with respect to such Company Materials.
          B. Affirmative Covenants:
               Section 7.02 Taxes and Claims. Each of the Company and the Restricted Subsidiaries will pay and discharge all Taxes imposed upon it or upon its income or profits, or upon any properties or assets belonging to it, and all other lawful claims which, if unpaid, could be reasonably expected to become a Lien (other than Permitted Liens) upon the property of the Company or any of the Restricted Subsidiaries except where a failure to do so, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, provided that none of the Company and the Restricted Subsidiaries shall be required to pay any such Tax, fee or other claim as to which the Company and the Restricted Subsidiaries have a good faith basis to believe is not due and owing and, to the extent then appropriate, the payment thereof is being contested in good faith and by proper proceedings, provided that it maintains adequate reserves in accordance with GAAP with respect thereto.
               Section 7.03 Insurance. Each of the Company and the Restricted Subsidiaries will maintain insurance issued by financially sound and reputable insurance companies with respect to its properties and business in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Company or such Restricted Subsidiary operates. The Company will furnish to any Lender, upon the request of such Lender from time to time, full information as to the insurance maintained in accordance with this Section 7.03.
               Section 7.04 Maintenance of Existence; Conduct of Business. Each of the Company and the Restricted Subsidiaries will preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, and all of its rights, privileges, permits, licenses approvals and franchises, except (i) where a failure to do so, singly or in the aggregate, is not likely to have a Material Adverse Effect or (ii) pursuant to a Permitted Restricted Subsidiary Transaction.
               Section 7.05 Maintenance of and Access to Collateral. Each of the Company and the Restricted Subsidiaries will maintain, preserve and protect the Collateral in good working order and condition, ordinary wear and tear excepted, except where a failure to do so, singly or in the aggregate, is not likely to be materially adverse to the interests of the Lenders, and will permit representatives of the Lenders to visit and inspect such properties, and to examine and make extracts from its books and records, during normal business hours.
               Section 7.06 Compliance with Applicable Laws. Each of the Company and the Restricted Subsidiaries will comply with the requirements of all applicable Laws (including but not limited to Environmental Laws and ERISA) and all orders, writs, injunctions and decrees of any Governmental Authority a breach of which is likely to have, singly or in the aggregate, a Material Adverse Effect, except where contested in good faith and by proper proceedings if it maintains adequate reserves in accordance with GAAP with respect thereto.
               Section 7.07 [Intentionally Omitted]
               Section 7.07 Section 7.08 Subsidiaries. As of the Closing Date, all Subsidiaries of the Company (other than those set forth on Schedule 6.02(ii)) shall be deemed to be Restricted Subsidiaries. Any New Subsidiary acquired or formed by the Company shall be deemed an Unrestricted Subsidiary unless the provisions of Section 7.17 would not permit the Investment in such Unrestricted Subsidiary at the time of its acquisition or formation.
     (a) The Company may, at any time, designate any Restricted Subsidiary as an Unrestricted Subsidiary by prior written notice to the Administrative Agent; provided that the Company shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary after the Closing Date so long as (a) no Default or Event of Default exists or would result therefrom, (b) the Company is in pro forma compliance with the Financial Covenants, (c) such Subsidiary does not own any Collateral or Network Assets and, if such Subsidiary owns any Core Excluded Assets, the Disposition Requirements are satisfied, and (d) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Company or any of its Restricted Subsidiaries) through Investments permitted by, and in compliance with, Section 7.17 with any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof to be treated as Investments pursuant to Section 7.17.
     (b) The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Credit Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default then exists or would occur as a consequence of any such Subsidiary Redesignation, (ii) the Company is and will be in compliance with the Financial Covenants for the most recently completed Measurement Period giving pro forma effect to such redesignation, and (iii) the Company shall have delivered to the Administrative Agent an officer’s certificate executed by a senior executive, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iii).
               Section 7.09 Use of Proceeds. The Company shall use the proceeds of the Credit Extensions to (i) pay fees and expenses incurred in connection with the transactions contemplated herein, and (ii) for general corporate purposes not in contravention of any Law or of any Loan Document.
               Section 7.10 Covenant to Guarantee Obligations and Give Security. Upon (x) the formation or acquisition of any new direct or indirect wholly-owned Subsidiary (other than an Unrestricted Subsidiary, any Foreign Subsidiary or a Subsidiary that is held directly or indirectly by a Foreign Subsidiary) by any Loan Party, (y) the acquisition of any property not constituting an Excluded Asset by any Loan Party (including Equity Interests in a first-tier Foreign Subsidiary) if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties or the acquisition of any Network Assets by any Excluded Subsidiary or (z) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, then the Company shall, at the Company’s expense:
     (a) at the time of delivery of the compliance certificate set forth in Section 7.01(e), cause such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Company’s obligations under the Loan Documents,
     (b) at the time of delivery of the compliance certificate set forth in Section 7.01(e), furnish to the Administrative Agent a description of the personal properties of such Subsidiary or such newly-acquired property, in detail reasonably satisfactory to the Administrative Agent,
     (c) at the time of delivery of the compliance certificate set forth in Section 7.01(e), cause such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent Supplemental Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (or in substantially the form attached to the Security Agreement, if applicable) (including delivery of all Pledged Equity Interests in and of such Subsidiary (limited to 66% of voting equity interests of any Foreign Subsidiary), and other instruments of the type specified in Section 5.01(a)(iii)), and
     (d) at the time of delivery of the compliance certificate set forth in Section 7.01(e), cause such Subsidiary (if it has not already done so) to take any actions required under the Security Agreement (including the filing of UCC financing statements) as may be reasonably requested by the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties subject to the Supplemental Collateral Documents delivered pursuant to this Section 7.10;
provided, that with respect to after-acquired property of any Loan Party as to which an effective Uniform Commercial Code financing statement is on file in the appropriate jurisdiction and which does not constitute deposit or securities accounts (as to which the provisions above shall be applicable), such Loan Party may satisfy the requirements of this Section 7.10 at the time of delivery of the next certificate required pursuant to Section 7.01(b).
               Section 7.11 Books and Records. The Company and the Restricted Subsidiaries shall maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied.
               Section 7.12 [Intentionally Omitted.]
               Section 7.13 Further Assurances and Post-Closing Matters. (a) The Company shall, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (w) carry out more effectively the purposes of the Loan Documents, (x) to the fullest extent permitted by applicable Law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the

Collateral Documents, (y) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (z) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries, to the extent applicable, to do so.
          (b) To the extent such items have not been delivered as of the Closing Date, within 30 days after the Closing Date, unless waived or extended by the Administrative Agent in its sole discretion, the applicable Loan Party shall deliver to the Collateral Agent, the following:
     (i) the Securities Account Control Agreements and the Deposit Account Control Agreements, as referred to in the Security Agreement, duly executed by the appropriate parties; and
     (ii) the Intellectual Property Security Agreement, duly executed by each Loan Party, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Intellectual Property Security Agreement.
          C. Negative Covenants:
               Section 7.14 Indebtedness. Neither the Company nor any of its Restricted Subsidiaries will create, incur or suffer to exist any Indebtedness except:
               (i) Indebtedness hereunder;
               (ii) (A) Indebtedness of the Company or Restricted Subsidiaries, including without limitation Permitted Financings, provided that (1) the Company and its Restricted Subsidiaries are in pro forma compliance with the Financial Covenants both before and after giving effect to the incurrence of such Indebtedness and (2) in the case of Indebtedness of the Company for borrowed money (or any Guarantee by the Company of Indebtedness for borrowed money), the Company (or a Guarantor) enters into (x) a Booking Agreement with respect to the Arena Venue and (y) Transfer Rights Agreements for each Team and in the case of subclauses (x) and (y) above, provides a first-priority Lien to the Administrative Agent for the benefit of the Lenders on such Booking Agreement and Transfer Rights Agreements, and (B) renewals, extensions or refundings of Indebtedness incurred pursuant to this clause (ii) so long as the obligors are not changed, any Liens securing such refinancing, extension or refunding extend only to the assets that secured the original Permitted Financing and to the extent increased, the principal amount of such refinancing, extension or refunding would be permitted to be incurred under this clause (ii) if it were new Indebtedness;
               (iii) obligations under or in respect of interest rate Swap Contracts up to an aggregate notional principal amount not to exceed at any time an amount equal to the Commitments of all the Lenders in the aggregate at such time and Swap Contracts incurred in connection with Permitted Financings not for speculative purposes or to hedge foreign exchange exposure not for speculative purposes;
               (iv) Guarantees and letters of credit permitted by Section 7.15 hereof;

               (v) (A) Indebtedness of the Company owed to any Guarantor and Indebtedness of any Guarantor owed to the Company or any other Guarantor, and (B) Indebtedness of the Company or any Restricted Subsidiary owed to any other Restricted Subsidiary; provided that such Indebtedness under this clause (B) shall be subordinated to the Obligations pursuant to the Master Subordinated Intercompany Note;
               (vi) Indebtedness issued and outstanding on the Closing Date to the extent set forth on Schedule 7.14 hereto and any renewals, extensions or refundings thereof in a principal amount not to exceed the amount so renewed, extended or refunded;
               (vii) other Indebtedness of the Company, which may be comprised of a combination of: (i) up to $50,000,000 of the existing NHL League Credit Facility, and/or (ii) up to $50,000,000 (or $100,000,000, if the Company notifies the Administrative Agent in writing that such NHL League Credit Facility is not expected to be available on an unsecured basis to the Company (including in light of the structure or purpose of the NHL League Credit Facility or League Rules)) of unsecured Indebtedness or Indebtedness that is secured solely by Excluded Assets that are not Core Excluded Assets; provided that the aggregate amount of Indebtedness outstanding under this clause (vii) shall not exceed $100,000,000 at any time;
               (viii) Indebtedness constituting an Investment permitted under Section 7.17 provided that any Indebtedness of a Loan Party owed to any Subsidiary shall be subordinated to the Obligations pursuant to the Master Subordinated Intercompany Note;
               (ix) Obligations in respect of Tax Incentive Transfers; and
               (x) Indebtedness of the Company and its Restricted Subsidiaries in respect of Capitalized Lease Obligations in an aggregate principal amount not to exceed $15,000,000 at any time outstanding.
               Section 7.15 Contingent Liabilities. Neither the Company nor any Restricted Subsidiary will, directly or indirectly (including, without limitation, by means of causing a bank to open a letter of credit), guarantee, endorse, contingently agree to purchase or to furnish funds for the payment or maintenance of, or otherwise be or become contingently liable upon or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or guarantee the payment of dividends or other distributions upon the stock or other ownership interests of any Person, or agree to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or to assure a creditor against loss (all such transactions being herein called “Guarantees”), except:
               (i) the Guarantees in Article IV hereof;
               (ii) endorsements of negotiable instruments for deposit or collection in the ordinary course of business;
               (iii) the Guarantees described in Schedule 7.15;
               (iv) Guarantees by the Company or one or more of the Guarantors of Indebtedness of the Company or another Guarantor, but only if such Indebtedness is permitted by this Credit Agreement;

               (v) other Guarantees, including, but not limited to, without duplication, surety bonds, by the Company, provided that the outstanding aggregate amount of the obligations guaranteed does not exceed $15,000,000 at any time;
               (vi) Capitalized Lease Obligations to the extent they constitute Guarantees by reason of having been assigned by the lessor to a lender to such lessor (provided that the obligors in respect of such Capitalized Lease Obligations do not increase their liability by reason of such assignment);
               (vii) the Letters of Credit;
               (viii) Guarantees which would constitute Investments which are not prohibited by Section 7.17 hereof or which if incurred directly by the Company or any Restricted Subsidiary would constitute Indebtedness permitted by Section 7.14(i), (iii), (iv), (v), (vii), (viii) or (ix) of this Credit Agreement;
               (ix) obligations under contracts providing for the acquisition of or provision of goods or services (including leases or licenses of property) incurred in the ordinary course of business for which the Company or any of its Restricted Subsidiaries may be jointly and severally liable with other Subsidiaries of the Company as to which costs are allocated (as among the Company and its Subsidiaries) based on cost, usage or other reasonable method of allocation; provided that the undertaking of such liabilities are not intended as a guaranty or other credit support of such obligations; and
               (x) any Guarantee by the Company of any obligation to the extent such obligation can be satisfied (at the option of the Company) by the delivery of common stock of the Parent.
               Section 7.16 Liens. Neither the Company nor any Restricted Subsidiary will create or suffer to exist, any mortgage, pledge, security interest, conditional sale or other title retention agreement (other than a Tax Incentive Transfer), lien, charge or encumbrance upon any of its assets constituting Collateral, the Network Assets, or Core Excluded Assets, in each case now owned or hereafter acquired, securing any Indebtedness or other obligation (all such security being herein called “Liens”), except:
               (i) Liens on property securing Indebtedness owed to the Company or any Guarantor;
               (ii) Liens securing Capitalized Lease Obligations or other Indebtedness for the deferred acquisition price of property or services to the extent such Liens attach solely to the property acquired with or subject to such Indebtedness and Liens consisting of precautionary filings by lessors under operating leases to the extent such Liens attach solely to (and such filings solely cover) leased property;
               (iii) Liens securing all of the Obligations of the Company and the Restricted Subsidiaries hereunder and Liens on cash to Cash Collateralize Letters of Credit pursuant to Section 2.03(g);
               (iv) Permitted Liens;

               (v) other Liens on property in effect on the Closing Date to the extent set forth on Schedule 7.16 hereto;
               (vi) Liens on shares of the capital stock of, or partnership interest in, any Unrestricted Subsidiary or Excluded Subsidiary;
               (vii) Liens on cash consisting of pledges to, deposits with or advances to athletes, coaches, scouts, artists, promoters, producers or other third parties in connection with the development, booking, production, promotion, execution, staging or presentations of shows, events, or other entertainment activities or related merchandising, concessions or licensing;
               (viii) Liens on Core Excluded Assets to secure Permitted Financings other than Tax Incentive Transfers; provided that, prior to granting a lien on any Core Excluded Asset , the Company shall (1) enter into (or cause a Guarantor to enter into) (x) a Booking Agreement with respect to the Arena Venue or (y) a Transfer Rights Agreement with respect to the New York Rangers or the New York Knicks, as applicable, and (2) provide a lien to the Administrative Agent for the benefit of the Lenders on such Booking Agreement or Transfer Rights Agreements as applicable; and
               (ix) Tax Incentive Transfers.
               Section 7.17 Investments. Neither the Company nor any Restricted Subsidiary will, directly or indirectly, (a) make any advances, loans, accounts receivable (other than (x) accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary and (y) accounts receivable owing to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary) or other extensions of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or capital contributions to (by means of transfers of property to others, or payments for property or services for the account or use of others, or otherwise) any Person (other than the Company or any Guarantor)), (b) purchase or own any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership, joint venture or any similar enterprise) of, or any bank accounts with any Person (other than the Company or any Guarantor), (c) purchase or acquire (in one transaction or a series of transactions) assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person (other than the Company or any Guarantor) (all such transactions referred to in clauses (a), (b) and (c) being herein called “Investments”), except for (a) Investments in Excluded Subsidiaries in the ordinary course of business solely for the purposes of repairing, replacing or otherwise maintaining operating assets, (b) Permitted Investments, and (c) other Investments (which shall include the formation of any New Subsidiary unless such New Subsidiary is designated as a Restricted Subsidiary, with the capital contributions by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary at such time being counted as an Investment hereunder) so long as (i) the Total Leverage Ratio on a pro forma basis is less than 3.50:1.00, (ii) the Company and its Restricted Subsidiaries are in pro forma compliance with the Financial Covenants, both immediately before and immediately after giving effect to such Investment, and (iii) no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Investment; provided, that (x) any Investment constituting a transfer of property or assets other than cash and Cash Equivalents shall only be permitted to the extent that such transfer could be effected pursuant to Section 7.24 and (y) any Investment constituting a Disposition of a Core Excluded Asset shall be permitted solely to the extent that such Disposition complies with the Disposition Requirements.

               Section 7.18 Restricted Payments. Neither the Company nor any Restricted Subsidiary will, directly or indirectly, make or declare any Restricted Payment (other than any Permitted Parent Payment) at any time, except that, such restriction shall not apply so long as (i) no Default shall have occurred and be continuing at the time such Restricted Payment is made or would result from the making or declaration of such Restricted Payment, (ii) the Total Leverage Ratio on a pro forma basis both before and immediately after giving effect to such Restricted Payment is less than 3.50:1.00 and (iii) the Company and its Restricted Subsidiaries are in pro forma compliance with the Financial Covenants both before and immediately after giving effect to such Restricted Payment.
               Section 7.19 Business(a). Neither the Company nor any Restricted Subsidiary (but excluding any other Affiliate of the Company) shall directly engage in any material line of business substantially different from those lines of business conducted by the Company and its Restricted Subsidiaries on the Closing Date, other than any business reasonably related or incidental, complementary or ancillary thereto or a reasonable extension thereof (including any sports, media, advertising, internet or entertainment business) (collectively, the “Business”).
               Section 7.20 Transactions with Affiliates. Neither the Company nor any Restricted Subsidiary will effect any transaction with any of its Affiliates that is not a Restricted Subsidiary on a basis less favorable to the Company or such Restricted Subsidiary than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party other than (a) overhead and other ordinary course allocations of costs and services, in each case under this clause (a), on a reasonable basis, (b) allocations of tax liabilities and other tax-related items among the Company and its Affiliates based in all material respects upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Company and its Restricted Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer, (c) Spin Agreements and agreements and arrangements set forth on Schedule 7.20 and amendments, renewals and extensions thereof on terms not materially less favorable in the aggregate to the interests of the Lenders than those in existence as of the date of this Credit Agreement, (d) Permitted Parent Payments, (e) Permitted Restricted Subsidiary Transactions and (f) Restricted Payments not prohibited under Section 7.18.
               Section 7.21 Amendments of Certain Instruments. Neither the Company nor any Restricted Subsidiary will (a) modify or supplement, or consent to any waiver of any of the provisions of, any Debt Instrument governing any Indebtedness permitted under Section 7.14(vii), except to the extent, after giving effect thereto, that such Indebtedness could be incurred on such modified or supplemented terms by the Company or a Restricted Subsidiary on the effective date of the modification, supplement or consent, (b) enter into any amendment or terminate the Cablevision Affiliation Agreement or consent to any cancellation or termination thereof, amend, modify or change in any material respect, waive any default under or any breach of, or otherwise agree in any manner to any other amendment, modification or change, in each case, of the terms or conditions of the Cablevision Affiliation Agreement, in each case under this clause (b) if doing so, taken as a whole, would be materially adverse to the interests of the Lenders, (c) amend, modify or supplement any of the provisions of its certificate of incorporation or by-laws or other constitutive documents other than amendments that would not be materially adverse to the interests of the Lenders, (d)(i) forgive, extinguish or extend the maturity of the Rainbow Note or (ii) otherwise amend or modify the Rainbow Note in any respect materially adverse to the interests of the Agent or Lenders in their capacity as parties secured by a pledge of the Rainbow Note, or (e)(i) terminate the Booking Agreement (if any) or any Transfer Rights Agreement (if any) or enter into or consent to any amendment, modification or arrangement, in each case, having the effect of terminating or shortening the tenor of any such agreement to less than 180 days after the Maturity Date or (ii) amend, or otherwise agree in any manner to any other amendment, modification or change, in each case, of the terms or conditions of the Booking Agreement or any Transfer Rights Agreement having the effect of making such terms or conditions not arms-length.
               Section 7.22 Issuance of Stock. The Company will not permit any Restricted Subsidiary to issue any shares of stock or other ownership interests in such Restricted Subsidiary if, after giving effect thereto, the percentage of the ownership interests in such Restricted Subsidiary held by the Company and the Restricted Subsidiaries immediately prior to such issuance would be decreased unless such issuance is in connection with the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 7.08(a) or such issuance would be permitted to have been effected as a Disposition pursuant to Section 7.24.
               Section 7.23 Fundamental Changes. Neither the Company nor any Restricted Subsidiary shall merge, dissolve, liquidate, consolidate with or into another Person (collectively “Merge”), or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company and its Restricted Subsidiaries, taken as a whole, to or in favor of any Person, except that, (a) the Company may Merge into the Parent or Dispose of all or substantially all of its assets to the Parent so long as (i) both the Company and the Parent would be in pro forma compliance with the Financial Covenants both before and after giving effect to the merger, and (ii) the Parent assumes all obligations of the Company under the Loan Documents, and (b) any Restricted Subsidiary may enter into a Permitted Restricted Subsidiary Transaction.
               Section 7.24 Dispositions. Neither the Company nor any Restricted Subsidiary shall make any Disposition or enter into any agreement to make any Disposition except:
     (i) Dispositions of any Core Excluded Asset, so long as the Disposition Requirements are satisfied;
     (ii) Dispositions to Excluded Subsidiaries by the Company or any Guarantor in the ordinary course of business for the purposes of maintenance, repair or replacement of operating assets;
     (iii) Dispositions between and among the Loan Parties;
     (iv) any Disposition that results in the concurrent or substantially concurrent repayment in full and termination of this Credit Agreement;
     (v) other Dispositions; provided that (A) the Company and its Restricted Subsidiaries are in pro forma compliance with the Financial Covenants, both immediately before and immediately after giving effect to such Disposition, (B) no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Disposition, and (C) such Disposition is not and does not include a transfer or assignment of the Related Documents (other than the Booking Agreement or any Affiliation Agreement, in each case to the extent relating to the distribution of the Program Services currently known as fuse and/or fuse HD);
provided, however, that any Disposition pursuant to this Section 7.24(i) or Section 7.24(v) shall be for fair market value.
               Section 7.25 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) the fiscal quarter or fiscal year, except that upon not less than 10 Business Days prior notice, the Company may change its fiscal year-end from December 31 to June 30.
               Section 7.26 Negative Pledge. The Company shall not enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of the Collateral except (i) agreements in favor of the Secured Parties, (ii) agreements governing Indebtedness secured by Liens permitted under Section 7.16(ii) so long as such restrictions extend only to the property acquired with or subject to such Indebtedness, (iii) agreements governing Permitted Financings so long as such restrictions extend only to the assets that secure such Permitted Financings, (iv) agreements in existence on the Closing Date and set forth on Schedule 7.26 including any renewals, extensions or replacements of such agreements on terms not materially less favorable to the interests of the Lenders than those in effect on the date of this Credit Agreement, and (v) Contractual Obligations solely to the extent that the lessor, licensor or counterparty imposes a negative pledge with respect to the Contractual Obligation.
          D. Financial Covenants:
               Section 7.27 Total Leverage Ratio. The Company and the Restricted Subsidiaries shall not permit the Total Leverage Ratio at any time to exceed 6.00:1.00.
               Section 7.28 Total Secured Leverage Ratio. The Company and the Restricted Subsidiaries shall not permit the Total Secured Leverage Ratio at any time to exceed 3.50:1.00.
               Section 7.29 Financial Covenant and Calculation Adjustments. Notwithstanding Sections 7.27 and 7.28 above and so long as the Company is in compliance with Section 7.30, (a) in the event of any League-wide Labor Controversy that continues for a minimum of five consecutive weeks, the Total Leverage Ratio shall, at the option of the Company, step up to 6.50:1.00 and the Total Secured Leverage Ratio shall, at the option of the Company, step up to 4.00:1.00 (the “Labor Controversy Step Up”). The Labor Controversy Step Up shall (a) commence at a time determined by the Company upon written notice to the Administrative Agent so long as the Measurement Period for which such step-up applies includes at least one quarter during which, or during any part of which, there was a League-wide Labor Controversy, and (b) continue for a number of consecutive fiscal quarters determined by the Company, not to exceed five consecutive fiscal quarters, and in any case only for so long as the Measurement Period being tested includes at least one quarter during which, or during any part of which, there was a League-wide Labor Controversy.
               Section 7.30 Minimum Liquidity. The Company shall maintain Liquidity equal to at least $35,000,000 at all times while a Labor Controversy Step Up or a Carriage Suspension Adjustment is in effect and for all subsequent periods during which a quarter in which a Carriage Suspension Adjustment constitutes a part of the Measurement Period for which Financial Covenants are being tested; provided, that if at any time there is a Labor Controversy Step Up and a Carriage Suspension Adjustment in effect for the same fiscal quarter, the Company shall maintain Liquidity of $50,000,000 for such quarter; provided further that the Company may elect by notice to the Administrative Agent to cease the application of a Carriage Suspension Adjustment for any quarter still forming part of the then-current Measurement Period, in which case compliance with Sections 7.27 and 7.28 will be measured without giving effect to such Carriage Suspension Adjustment and the provisions of this Section 7.30 shall cease to apply.

          E. Parent Covenants
               Section 7.31 Interest Coverage Ratio. The Parent shall maintain as at the end of each Measurement Period an Interest Coverage Ratio of not less than 2.50:1.00.
               Section 7.32 Parent Indebtedness. The Parent shall not incur Indebtedness unless at the time of incurrence thereof the Parent and its Subsidiaries (other than Unrestricted Subsidiaries of the Company) are in pro forma compliance with the Interest Coverage Ratio.
               Section 7.33 Passive Holding Company. The Parent shall not, and shall not permit any other Parent Entity to, engage in any business or activity other than (a) the ownership of outstanding Equity Interests in the Company, a Permitted Insurance Subsidiary or another Parent Entity, (b) maintaining its corporate existence or otherwise to maintain its status as a public company, if applicable, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies including the Loan Parties, (d) the execution and delivery of documents (including the Loan Documents, the Spin Agreements and other agreements) permitted under this Credit Agreement to which it is a party and the performance of its obligations thereunder, (e) issuing or incurring Indebtedness permitted to be issued or incurred by it under this Credit Agreement, and (f) incidental to the businesses or activities described in clauses (a) through (e) of this Section.
               Section 7.34 Permitted Insurance Subsidiary. Notwithstanding any other provision of this Agreement or any other Loan Document, (a) Parent, any Loan Party and any Subsidiary of a Loan Party may own a Permitted Insurance Subsidiary, (b) a Permitted Insurance Subsidiary shall not be a Restricted Subsidiary, (c) the provision of insurance by a Permitted Insurance Subsidiary shall satisfy the representations and covenants regarding the maintenance of insurance under this Agreement, and (d) the premiums paid by the Loan Parties to a Permitted Insurance Subsidiary shall constitute operating expenses that reduce AOCF but solely to the extent that such premiums paid for any Measurement Period exceed the amount of the dividends or distributions paid during such Measurement Period by any Permitted Insurance Subsidiary to the Loan Parties (or paid to Parent and contributed by Parent to the Company).
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
               Section 8.01 Events of Default. Each of the following shall constitute an “Event of Default”:
     (a) Any representation or warranty in this Credit Agreement or any other Loan Document or in any certificate, statement or other document furnished to the Lenders or the Administrative Agent pursuant hereto (including, without limitation, any amendment thereto), or any certification made or deemed to have been made by the Company or any Restricted Subsidiary to any Lender or the Administrative Agent hereunder, shall prove to have been incorrect, or shall be breached, in any material respect when made or deemed made; provided that any representation made pursuant to Section 5.02 in respect of the absence of any Default shall not constitute an Event of Default if (i) at the time of such representation, such Default was not known to a senior executive and (ii) prior to such Default, the absence of which is the subject of such representation, becoming an Event of Default, such Default has been cured or waived in accordance with this Credit Agreement; or

     (b) (i) Default in (x) the payment when due of any principal of any Loan or default in the deposit when due of funds as Cash Collateral in respect of L/C Obligations, or (y) default in the payment when due of interest on any Loan or on any L/C Obligation, or any fee due hereunder or any other amount payable to any Lender hereunder, and the failure to pay such interest, fee or such other amount within two Business Days after the same becomes due or (ii) Default in (x) the payment when due of any principal of any Incremental Loan, or (y) default in the payment when due of interest on any Incremental Loan, or any fee due hereunder or any other amount payable to any Incremental Lender or the Administrative Agent hereunder, and the failure to pay such interest or such other amount within two Business Days after the same becomes due; or
     (c) (i) Default by the Company or any of the Restricted Subsidiaries in the performance or observance of any of its agreements in Article VII hereof (other than Section 7.01 (excluding Section 7.01(f)), Section 7.02, Section 7.03, Sections 7.05 through 7.13 (inclusive), Section 7.17, Section 7.19, Section 7.20, Section 7.24, Section 7.33 and Section 7.34 hereof) or (ii) default by the Parent in the performance or observance of the requirements set forth in Section 7.31 or Section 7.32 hereof; or
     (d) (i) Default by the Company or any of the Restricted Subsidiaries in the performance or observance of any of its other agreements herein (other than those specified in Section 8.01(c)) or in any other Loan Document or (ii) Default by the Parent in the performance or observance of the requirements set forth in Section 7.33 hereof, which in each case with respect to subclauses (i) and (ii) shall remain unremedied for 30 days after notice thereof shall have been given to the Company by any Lender or the Administrative Agent (provided that such period shall be five days in the case of a default under Section 7.17 hereof); or
     (e) Any Indebtedness of the Company (including any Indebtedness hereunder) or any of the Restricted Subsidiaries in an aggregate principal amount of $10,000,000 or more, excluding (i) any Indebtedness owing solely to the Company or a Restricted Subsidiary and (ii) any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Company or such Restricted Subsidiary has a good faith basis to believe is not due and owing and, to the extent then appropriate, is contesting its obligation to pay the same in good faith and by proper proceedings and for which the Company or such Restricted Subsidiary has established appropriate reserves (such Indebtedness under clauses (i) and (ii) above herein called “Excluded Indebtedness”), shall (i) become due before stated maturity by the acceleration of the maturity thereof by reason of default or (ii) become due by its terms and shall not be promptly paid or extended; or
     (f) Any default under any indenture, credit agreement or loan agreement or other agreement or instrument under which Indebtedness of the Company or any of the Restricted Subsidiaries constituting indebtedness for borrowed money in an aggregate principal amount of $10,000,000 or more is outstanding (other than Excluded Indebtedness), or by which any such Indebtedness is evidenced, shall have occurred and shall continue for a period of time sufficient to permit the holder or holders of any such Indebtedness (or a trustee or agent on its or their behalf) to accelerate the maturity thereof or to enforce any Lien provided for by any such indenture, agreement or instrument, as the case may be, unless such default shall have been permanently waived by the respective holder of such Indebtedness; or
     (g) The Company or any of the Restricted Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent, (v) commence a voluntary case under any Debtor Relief Law (as now or hereafter in effect), (vi) file a petition seeking to take advantage of any Debtor Relief Law, (vii) acquiesce in writing to, or fail to controvert in a timely and appropriate manner, any petition filed against the Company or any Restricted Subsidiary in any involuntary case under any such Debtor Relief Law, or (viii) take any action for the purpose of effecting any of the foregoing; or
     (h) A case or other proceeding shall be commenced, without the application, approval or consent of the Company or any of the Restricted Subsidiaries, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment or debts of the Company or any Restricted Subsidiary, the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Restricted Subsidiary or of all or any substantial part of its assets, or any other similar action with respect to the Company or such Restricted Subsidiary under any Debtor Relief Law, and such case or proceeding shall continue undismissed, or unstayed and in effect, for any period of 30 consecutive days, or an order for relief against the Company or any Restricted Subsidiary shall be entered in an involuntary case under any Debtor Relief Law (as now or hereafter in effect); or
     (i) (i) A judgment for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Restricted Subsidiary and such judgment shall remain unsatisfied and in effect for any period of 30 consecutive days without a stay of execution or (if a stay is not provided for by applicable law) without having been fully bonded, (ii) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and either (x) an enforcement proceeding shall have been commenced by any creditor upon such judgment or (y) such judgment remains undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days, provided that, the aggregate of all judgments exceeds $20,000,000 or (iii) any one or more non-monetary final judgments shall be rendered against the Company or any Restricted Subsidiary that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect; or
     (j) (i) Any Termination Event shall occur; (ii) any Person shall engage in any Prohibited Transaction involving any Plan; (iii) the Company or any ERISA Affiliate is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Company’s or any ERISA Affiliate’s complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan; (iv) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Plan; (v) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); (vi) the Company or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Plan under Title IV of ERISA and which, when aggregated with all other such amounts with respect to the payment of which the Company and its ERISA Affiliates are at the time in default, exceeds $500,000; (vii) a proceeding shall be instituted by a fiduciary of any Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; (viii) the assumption of, or any material increase in, the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability and such assumption or material increase has had, or could reasonably be expected to have, a Material Adverse Effect; and by reason of any or all of such events described in clauses (i) through (viii) as applicable there shall or could result in actual or potential liability of the Company and any ERISA Affiliate in excess of $500,000 in the aggregate and, in the case of a Multiemployer Plan, such event or condition, taken together with all other events or conditions referred to in this subsection (j), would reasonably be expected to have a Material Adverse Effect; or
     (k) There occurs any Change of Control; or
     (l) Any Collateral Document after delivery thereof pursuant to Sections 5.01 or 7.10 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.16) on a material portion of the Collateral covered thereby other than as a result of any action or inaction by the Administrative Agent, and such condition shall remain unremedied for a period of 30 days after the earlier of (i) knowledge of such Default by a senior executive of the Company and (ii) notice in writing thereof being given to the Company by any Lender or the Administrative Agent; or
     (m) The Company or any Restricted Subsidiary asserts or any Person obtains a judgment establishing that (i) any provision of the Loan Documents is invalid, not binding or unenforceable or (ii) the Lien created, or purported to be created, by the Loan Documents is not a valid and perfected first priority security interest in the property in which such Lien is created, or purported to be created, pursuant to the Loan Documents.
               Section 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
               (i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
               (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable to any Lender hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
               (iii) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
               (iv) exercise on behalf of itself, the Lenders, and the L/C Issuer all rights and remedies available to it and such Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
               Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to

Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, to the extent due and payable, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing under Secured Hedge Agreements and Secured Cash Management Agreements, and which have become due and owing, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
     Last, the balance, if any, after all of the Obligations have been paid in full, to the Company or as otherwise required by Law.
          Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ARTICLE IX
THE ADMINISTRATIVE AGENT
               Section 9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

          (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
               Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
               Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.
          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
               Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
               Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
               Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
          Any resignation by JPMorgan as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
               Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
               Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arranger, Joint Book Runners, Co-Syndication Agents or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.
               Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel) and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 2.03(i) and (j), Section 2.09 allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09.
          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender the L/C Issuer or in any such proceeding.
               Section 9.10 Collateral and Guaranty Matters. Each Lender, the L/C Issuer and each of the other Secured Parties irrevocably authorizes the Administrative Agent and the Collateral Agent to, and the Administrative Agent and the Collateral Agent each hereby agrees with the Company:
          (a) to release any Lien on any Collateral and any other property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination or Cash Collateralization in accordance with Section 2.03(g) of all Letters of Credit, (ii) that is the subject of a Disposition or other transfer permitted under and accomplished in accordance with the terms of this Credit Agreement, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;
          (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;
          (c) to release any Lien on the proceeds of a Core Excluded Asset concurrently with the Company’s entrance into any Permitted Financing secured by such Core Excluded Asset;
          (d) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is the subject of a Permitted Financing or a Tax Incentive Transfer that is permitted by Section 7.16; and

          (e) to, on behalf of itself and the Lenders, execute (i) any acknowledgment to any League as such League may require that neither the Administrative Agent nor the Lenders (and each Lender hereby agrees for the benefit of the Company and the Administrative Agent that it will not interfere) will interfere with Team Assets or the ability of any Team to operate in compliance with League Rules, and (ii) any customary agreement with a League that does not otherwise adversely affect the Lenders in any material respect. Each Lender hereby ratifies all such acknowledgments and agreements executed by the Administrative Agent prior to the date hereof.
          Upon request by the Company or the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
               Section 9.11 NBA and NHL Consent Letters. Each of the provisions of the Loan Documents shall be subject to the provisions of the NBA Consent Letter and NHL Consent Letter which the Company, the Administrative Agent and the Secured Parties have had an adequate opportunity to review in draft and final form and have reviewed, including the forms attached hereto as Exhibit J and Exhibit K, and have accepted. Without limiting the generality of the preceding sentence, neither the Administrative Agent nor any Secured Party shall exercise, enforce or attempt to exercise or enforce any of its rights or remedies under any of the Loan Documents except in accordance with any applicable provisions of the NBA Consent Letter and the NHL Consent Letter. Each Secured Party hereby irrevocably (i) authorizes the Administrative Agent to execute, deliver and perform on its behalf each provision of the NBA Consent Letter and the NHL Consent Letter, (ii) authorizes the Administrative Agent to take all such other actions as are reasonably incidental thereto and (iii) agrees to be bound by the terms and provisions of the NBA Consent Letter for the benefit of the National Basketball Association and the NHL Consent Letter for the benefit of the National Hockey League. In the event of any inconsistency or conflict between any term or provision of this Agreement or any other Loan Document and the terms of the NBA Consent Letter or the NHL Consent Letter, as applicable, the terms and provisions of the NBA Consent Letter or the NHL Consent Letter shall control.
ARTICLE X
MISCELLANEOUS
               Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Company or the applicable Loan Party, as the case may be, and the Required Lenders, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 5.01 (other than Section 5.01(j)), or, in the case of the initial Credit Extension, Section 5.02, without the written consent of each Lender ;

     (b) without limiting the generality of clause (a) above, waive any condition set forth in Section 5.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolver Lenders or the Required Incremental Lenders, if any, as the case may be;
     (c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
     (d) postpone any date fixed by this Credit Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
     (e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest or Letter of Credit Fees at the Default Rate;
     (f) change (i) Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each affected Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or Section 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of each affected Lender, or (iii) Section 8.03, without the written consent of each Lender;
     (g) change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clauses (ii) and (iii) of this Section 10.01(g)), without the written consent of each Lender, (ii) the definition of Required Revolver Lenders without the written consent of each Revolving Credit Lender or (iii) the definition of “Required Incremental Lenders” without the written consent of each Incremental Lender under the relevant Incremental Facility;
     (h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
     (i) release or remove all or substantially all of the value of the Guaranty, without the written consent of each Lender;
     (j) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Revolving Credit Facility, the Required Revolver Lenders, and (ii) if such Facility is an Incremental Facility, the Required Incremental Lenders, if any;
     (k) waive a Change of Control, without the written consent of Lenders holding commitments or outstandings representing 66 2/3% of the aggregate commitments and outstandings under the Facilities; or

     (l) forgive or extinguish the indebtedness represented by the Rainbow Note, without the written consent of each Lender;
provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Credit Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Credit Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (w) the Commitment of such Lender may not be increased or extended without the consent of such Lender, (x) the principal amount owed to such Lender may not be decreased or forgiven without the consent of such Lender unless such decrease or forgiveness also applies on a pro rata basis to all of the other Loans under the relevant Facility, (y) the rate of interest applicable to the Loans of such Lender may not be decreased without the consent of such Lender unless such interest rate decrease also applies to all of the other Loans under the relevant Facility, and (z) the Maturity Date of the Loans of such Lender may not be extended unless such extension also applies to all of the other Loans under the relevant Facility.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each affected Lender and that has been approved by the Required Lenders, the Company may (i) replace such non-consenting Lender in accordance with Section 10.12 provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Company to be made pursuant to this paragraph) or (ii) with the prior written consent of the Required Lenders, terminate the Commitments of such Lender and repay all Obligations of the Company owing to such Lender relating to the Loans and participations (and Cash Collateralize all of the unfunded participations) held by such Lender as of the termination date.
               Section 10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Company, the Guarantors, the Administrative Agent or the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
          Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Administrative Agent’s transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          (d) Change of Address, Etc. Each of the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
          (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
               Section 10.03 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent, the L/C Issuer or any Lender to exercise, and no delay by any such Person in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The right, remedy, power or privilege provided herein, and provided under any other Loan Document, are cumulative and not exclusive of any right, remedy, power or privilege provided by law.
               Section 10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, the L/C Issuer and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party or any of the Company’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
          (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity, other than, as to any Indemnitee, to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
          (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

          (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
               Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.
               Section 10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f), or (iv) to an SPC in accordance with the provisions of Section 10.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
          (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

          (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
          (A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (each, an “Eligible Assignee”); provided that if a prospective assignee is not a commercial bank, finance company, insurance company, financial institution or fund (a “Non-Financial Entity”), the Company shall be deemed to be acting reasonably in withholding its consent if such person is a direct or indirect competitor of the Company as notified by the Company to the Administrative Agent within five Business Days after being informed of the identity of such Non-Financial Entity or (y) is an Impacted Lender or a Lender that is a non-consenting Lender that the Company is at such time permitted to replace pursuant to Section 10.01 or otherwise is a Lender that the Company is at such time permitted to replace pursuant to Section 10.12, the Company shall be deemed to be acting reasonably in withholding its consent;
          (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; provided that the Administrative Agent shall be deemed to be acting reasonably in withholding its consent to a prospective assignee that is an Impacted Lender;
          (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
          (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Swing Line Loans (whether or not then outstanding).
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Company. No such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries.
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
          Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05 and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any Person who becomes a Lender hereunder acknowledges and agrees to be bound by the terms of Section 9.11 and shall, upon the request of the Administrative Agent or the Company, execute a written acknowledgment confirming such agreement. Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a "Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall cause each Participant to acknowledge and agree to be bound by, in each case in writing, the provisions of Section 9.11 as if such Participant were a Secured Party thereunder and shall, upon the request of the Administrative Agent or the Company, deliver to the Administrative Agent and the Company such executed written acknowledgment and agreement, and (iv) the Company, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.07 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(e) as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
          (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Credit Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Credit Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
          (i) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time JPMorgan assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 10.06(b), JPMorgan may (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days notice to the Company resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer (so long as such appointee agrees to act as an L/C Issuer hereunder) or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of JPMorgan as L/C Issuer or Swing Line Lender, as the case may be. If JPMorgan resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If JPMorgan resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment and acceptance of a successor L/C Issuer or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) in the case of the appointment and acceptance of a successor L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to JPMorgan to effectively assume the obligations of JPMorgan with respect to such Letters of Credit.

               Section 10.07 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
               Section 10.08 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
               Section 10.09 Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.
               Section 10.10 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

               Section 10.11 Severability. If any provision of this Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
               Section 10.12 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, or if any Lender is a Defaulting Lender, or if otherwise permitted under Section 10.01, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.05), all of its interests, rights and obligations under this Credit Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.
          A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Neither the Administrative Agent nor any Lender shall have any obligation to the Company to find a replacement Lender or other such Person.
               Section 10.13 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          (b) SUBMISSION TO JURISDICTION. EACH OF THE PARTIES TO THIS CREDIT AGREEMENT IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION

OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. EACH OF THE PARTIES TO THIS CREDIT AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
               Section 10.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
               Section 10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Company and its Affiliates, on the one hand, and the Administrative Agent, Lead Arranger and Lenders on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, Lead Arranger and Lenders each are and have been acting solely as a principal and are not the financial advisor, agent or fiduciary, for the Company or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent, Lead Arranger nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, Lead Arranger or any Lender has advised or is currently advising the Company or any of its Affiliates on other matters) and neither the Administrative Agent, Lead Arranger nor any Lender has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, Lead Arranger and Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and neither the Administrative Agent, Lead Arranger nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, Lead Arranger and Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, Lead Arranger and the Lenders with respect to any breach or alleged breach of agency, advisory or fiduciary duty.
               Section 10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company and the Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Company shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
               Section 10.17 Senior Indebtedness. The Obligations shall constitute “Senior Indebtedness” as such term is defined in all debt instruments to which the Company or any Restricted Subsidiary is a party and which contains such a definition.
               Section 10.18 Liability of General Partners and Other Persons. No general partner of any Restricted Subsidiary that is a partnership, joint venture or joint adventure shall have any personal liability in respect of such Restricted Subsidiary’s obligation under this Credit Agreement or the Notes by reason of his, her or its status as such general partner. In addition, no limited partner, officer, employee, director, stockholder or other holder of an ownership interest of or in the Company or any Restricted Subsidiary or any partnership, corporation or other entity which is a stockholder or other holder of an ownership interest of or in the Company or any Restricted Subsidiary shall have any personal liability in respect of such obligations by reason of his, her or its status as such limited partner, officer, employee, director, stockholder or holder.

               Section 10.19 Authorization of Third Parties to Deliver Information and Discuss Affairs. The Company hereby confirms that it has authorized and directed each Person whose preparation or delivery to the Administrative Agent or the Lenders of any opinion, report or other information is a condition or covenant under this Credit Agreement (including under Article V and Article VII) to so prepare or deliver such opinions, reports or other information for the benefit of the Administrative Agent and the Lenders. The Company agrees to confirm such authorizations and directions provided for in this Section 10.19from time to time as may be requested by the Administrative Agent.
               Section 10.20 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section (other than in the case of a pledge to any Federal Reserve Bank), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement, (ii) any pledgee referred to in Section 10.06(f), or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the written consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Company or any other Loan Party.
               For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the Closing Date, such information is not marked “PUBLIC” or otherwise identified at the time of delivery as confidential.
               Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Securities Laws.
               Section 10.21 Acknowledgement. The Company hereby acknowledges that neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Company arising out of or in connection with this Credit Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

MADISON SQUARE GARDEN, L.P.
By:	MSG EDEN CORPORATION, as its General
Partner

By:	/s/ Robert M. Pollichino
	Name:	Robert M. Pollichino
	Title:	Executive Vice President & Treasurer

FUSE HOLDINGS LLC,
FUSE NETWORKS LLC,
FUSE PROGRAMMING INC.,
GARDEN PROGRAMMING, L.L.C.,
MADISON SQUARE GARDEN CT, LLC,
MSG BOSTON THEATRICAL, L.L.C.,
MSG CHICAGO LLC,
MSG NATIONAL PROPERTIES LLC,
MSG VAUDEVILLE, LLC,
MSG WINTER PRODUCTIONS, LLC,
RADIO CITY PRODUCTIONS LLC,
SPORTSCHANNEL ASSOCIATES,
THE 31st STREET COMPANY, L.L.C., and
THE GRAND TOUR, LLC,
as Guarantors

By:	MSG EDEN CORPORATION, as the General
Partner of Madison Square Garden, L.P.

By	/s/ Robert M. Pollichino
	Name:	Robert M. Pollichino
	Title:	Executive Vice President & Treasurer

FUSE PROGRAMMING INC., as Guarantor
By	/s/ Robert M. Pollichino
	Name:	Robert M. Pollichino
	Title:	Executive Vice President & Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By	/s/ John G. Kowalczuk
	Name:	John G. Kowalczuk
	Title:	Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as L/C Issuer and Lender
By	/s/ John G. Kowalczuk
	Name:	John G. Kowalczuk
	Title:	Executive Director

BANK OF AMERICA, N.A., as a Lender
By	/s/ Todd Shipley
	Name:	Todd Shipley
	Title:	Senior Vice President

BARCLAYS BANK PLC, as a Lender
By	/s/ Kevin Cullen
	Name:	Kevin Cullen
	Title:	Director

CITIBANK, N.A., as a Lender
By	/s/ Laura Neenan
	Name:	Laura Neenan
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Director

By	/s/ Lynne-Marie Paquette
	Name:	Lynne-Marie Paquette
	Title:	Associate

GOLDMAN SACHS BANK USA, as a Lender
By	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender
By	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC, as a Lender
By	/s/ Alex Daw
	Name:	Alex Daw
	Title:	Vice President

SUNTRUST BANK, as a Lender
By	/s/ Arthur D. Burns
	Name:	Arthur D. Burns
	Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender
By	/s/ Marie Haddad
	Name:	Marie Haddad
	Title:	Associate Director

By	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By	/s/ Gail F. Scannell
	Name:	Gail F. Scannell
	Title:	Senior Vice President